EXHIBIT 99.2

SFSB, Inc. Financial Statements December 31, 2013 and 2012

SFSB, Inc.
Consolidated Statement of Financial Condition
(Dollars in Thousands, Except Share Data)
December 31, 2013 and 2012

	2013	2012

Assets

Cash and due from banks	$269	$856
Federal funds sold	-	1,131
Interest bearing deposits with banks	27,351	29,097

Cash and cash equivalents	27,620	31,084

Time deposits with banks	5,923	6,528
Mortgage backed securities, held-to-maturity (fair value of 2013 $211; 2012 $247)	203	237
Loans held for sale	-	1,402
Loans receivable, net of allowance for loan losses of 2013 $3,862; 2012 $5,617	91,194	105,239
Foreclosed real estate	6,983	4,619
Federal Home Loan Bank of Atlanta stock, at cost	1,320	1,409
Bank owned life insurance	3,769	3,652
Premises and equipment, net	4,378	4,466
Accrued interest receivable	349	467
Other assets	1,148	1,455

Total assets	$142,887	$160,558

Liabilities and Shareholders' Equity

Liabilities
Deposits	$113,128	$127,266
Long-term debt	25,000	25,000
Advance payments by borrowers for taxes and insurance	288	365
Other liabilities	410	260

Total liabilities	138,826	152,891

Shareholders' Equity
Preferred stock, no par value; 1,000,000 shares authorized;
none issued and outstanding	-	-
Common stock, par value $0.01; 9,000,000 shares authorized;
2,975,625 shares issued and 2,668,453 shares
outstanding at December 31, 2013 and 2012	27	27
Paid-in capital	12,719	12,774
Retained deficit (substantially restricted)	(5,722)	(2,112)
Unearned employee stock ownership plan shares	(641)	(700)
Treasury stock at cost, 307,172 shares	(2,322)	(2,322)

Total shareholders' equity	4,061	7,667

Total liabilities and shareholders' equity	$142,887	$160,558

SFSB, Inc.
Consolidated Statement of Operations
(Dollars in Thousands, Except Per Share Data)
December 31, 2013 and 2012

	2013	2012

Interest Income
Interest and fees on loans	$5,396	$7,000
Interest on mortgage backed securities	4	5
Other interest income	157	153

Total interest income	5,557	7,158

Interest Expense
Interest on deposits	1,400	2,011
Interest on borrowings	750	967

Total interest expense	2,150	2,978

Net interest income	3,407	4,180

Provision for Loan Losses	193	6,287

Net interest income (loss) after provision for loan losses	3,214	(2,107)

Other Income
Realized (loss) gain on sale of foreclosed real estate	(35)	123
Rental income	458	362
Gain on sale of loans	24	46
Income on bank owned life insurance	118	129
Other income	321	365

Total other income	886	1,025

Other Expenses
Compensation and other related expenses	2,101	1,984
Write-downs on foreclosed real estate	1,106	487
OREO expenses	834	506
Professional fees	708	487
FDIC insurance	571	295
Occupancy expenses	392	390
Service bureau expenses	295	296
Director fees and expenses	184	168
Regulatory assessment	165	63
Furniture, fixtures and equipment	121	133
Telephone, postage and delivery	97	93
Advertising expenses	68	88
Loan expenses	752	607
Other expenses	315	300

Total other expenses	7,709	5,897

Loss before income tax expense	(3,609)	(6,979)

Income Tax Expense	1	2,073

Net loss	$(3,610)	$(9,052)

Basic and Diluted Loss per Share	$(1.35)	$(3.39)

SFSB, Inc.
Consolidated Statement of Comprehensive Loss
(Dollars in Thousands)
December 31, 2013 and 2012

	2013	2012

Net Loss	$(3,610)	$(9,052)

Other Comprehensive Loss, Net of Tax
Securities available-for-sale:
Adjustment for realized gain on redemption
(net of tax expense of $-0- and $-0-, respectively)	—	—

Total other comprehensive loss	—	—

Total comprehensive loss	$(3,610)	$(9,052)

SFSB, Inc.
Consolidated Statement of Changes in Shareholders' Equity
(Dollars in Thousands)
December 31, 2013 and 2012

				Unearned
				Employee
			Retained	Stock
	Common	Paid-in	Earnings	Ownership	Treasury
	Stock	Capital	(Deficit)	Plan Shares	Stock	Total

Balance, January 1, 2012	$30	$12,820	$6,940	$(758)	$(2,325)	$16,707

Net loss	-	-	(9,052)	-	-	(9,052)

Compensation under stock
based benefit plans	-	(46)	-	58	-	12

Balance, December 31, 2012	30	12,774	(2,112)	(700)	(2,325)	7,667

Net loss	-	-	(3,610)	-	-	(3,610)

Compensation under stock
based benefit plans	-	(55)	-	59	-	4

Balance, December 31, 2013	$30	$12,719	$(5,722)	$(641)	$(2,325)	$4,061

SFSB, Inc.
Consolidated Statement of Cash Flows
(Dollars in Thousands)
December 31, 2013 and 2012

	2013	2012

Cash Flows from Operating Activities
Net loss	$(3,610)	$(9,052)
Adjustments to reconcile net loss to net cash used in operating activities:
Noncash compensation under stock based compensation plans
and employee stock ownership plan	4	12
Deferred tax expense	-	2,927
Amortization of deferred loan fees	(90)	(100)
Provision for loan losses	193	6,287
Provision for losses on foreclosed real estate	1,106	487
Gain on sale of loans	(24)	(46)
Loss (gain) on sale of foreclosed real estate	35	(123)
Loans originated for sale	(1,396)	(6,373)
Proceeds from loans sold	2,822	5,784
Provision for depreciation	178	183
Income on bank owned life insurance	(117)	(129)
Decrease (increase) in accrued interest receivable and other assets	425	(437)
(Increase) decrease in other liabilities	150	(93)

Net cash used in operating activities	(324)	(673)

Cash Flows from Investing Activities
Proceeds from sales of foreclosed real estate	1,326	1,354
Investment in foreclosed real estate	-	(62)
Principal collected on mortgage-backed securities	34	35
Net decrease in loans originated	9,111	11,399
Net change in time deposits with banks	605	(1,997)
Redemption of Federal Home Loan Bank of Atlanta stock	89	132
Purchases of premises and equipment	(90)	(80)

Net cash provided by investing activities	11,075	10,781

Cash Flows from Financing Activities
Net decrease in deposits	(14,138)	(16,925)
Decrease in advance payments by borrowers for taxes and insurance	(77)	(61)

Net cash used in financing activities	(14,215)	(16,986)

Decrease in cash and cash equivalents	(3,464)	(6,878)

Cash and Cash Equivalents, Beginning of Year	31,084	37,962

Cash and Cash Equivalents, End of Year	$27,620	$31,084

Supplementary Cash Flows Information
Income taxes paid	$-	$-

Interest paid	$2,157	$2,943

Non-cash transfer of loans to foreclosed real estate	$4,831	$2,514

SFSB, Inc.
Notes to Unaudited Consolidated Financial Statements
December 31, 2013 and 2012

1.	Organizational Structure and Summary of Significant Accounting Policies

Principles of Consolidation

The consolidated financial statements include the accounts of SFSB, Inc. (“the Company”), its wholly-owned subsidiary, Slavie Federal Savings Bank (“the Bank”) and the Bank’s wholly-owned subsidiaries, Slavie Holdings, LLC (“Holdings”) and New Logic Properties, LLC (“New Logic”). The accompanying consolidated financial statements include the accounts and transactions of these companies on a consolidated basis. All intercompany accounts and transactions have been eliminated in the consolidated financial statements.

Slavie Bancorp, MHC, a mutual holding company whose activity is not included in the accompanying consolidated financial statements, owns 59.1% and 61.33% of the outstanding common stock of the Company as of December 31, 2013 and 2012, respectively.

Business

The Company’s primary business is the ownership and operation of the Bank. The Bank’s primary business activity is the acceptance of deposits from the general public and the use of the proceeds for investments and loan originations. The Bank is subject to competition from other financial institutions. The Bank is subject to the regulations of certain federal agencies and undergoes periodic examinations by those regulatory authorities.

Holdings, formed in 1999, as a Maryland limited liability company, located at 1614 Churchville Road, Bel Air, Maryland was created to acquire and manage certain real property. This property includes the main office and corporate headquarters of the Bank. In addition, the property houses mixed use office space, which is available for lease.

New Logic, formed in 2009, as a Maryland limited liability company, was created to acquire and manage real and personal properties, and is located at 1614 Churchville Road, Bel Air, Maryland.

Significant Group Concentrations of Credit Risk

Most of the Bank’s activities are with customers located within the greater Baltimore metropolitan area. Note 4 discusses the types of securities in which the Company invests. Note 5 discusses the types of lending in which the Company engages. The Bank does not have any significant concentrations to any one industry or customer.

Estimates

The consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America. In preparing the financial statements, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities as of the date of the statement of financial condition and revenues and expenses for the period. Actual results could differ significantly from those estimates. The material estimates that are particularly susceptible to significant change in the near-term relate to the determination of the allowance for loan losses, the valuation of foreclosed real estate, the valuation of deferred tax assets, and the determination of other than temporary impairment of mortgage-backed securities.

SFSB, Inc.
Notes to Unaudited Consolidated Financial Statements
December 31, 2013 and 2012

While management uses all available information to recognize estimated losses on loans, future additions may be necessary based on changes in economic conditions and underlying collateral values, if any. In addition, the OCC, as an integral part of their examination process, periodically reviews the Company’s allowance for loan losses. The OCC may require the Company to recognize additions to the allowance for loan losses based on its judgment of information available at the time of its examination.

Subsequent Events

The Company has evaluated events and transactions occurring subsequent to the statement of financial condition date of December 31, 2013, for items that should potentially be recognized or disclosed in these financial statements. The evaluation was conducted through May 9, 2014, the date these financial statements were available to be issued.

Cash and Cash Equivalents

For the statement of cash flows, cash and cash equivalents include cash on hand, cash in banks, Federal Home Loan Bank overnight deposits, interest bearing deposits with banks, and federal funds sold. Generally, federal funds are sold for one day periods.

The Bank is required to maintain average reserve balances, in the form of cash and balances with the Federal Reserve Bank, against its deposit liabilities. For the years 2013 and 2012, the average amount of $15,000 and $147,000, respectively, was maintained as reserve balances.

Investments and Mortgage-Backed Securities

Investment securities available-for-sale are carried at fair value. Unrealized gains and losses, net of tax, on available-for-sale securities are reported as accumulated other comprehensive income until realized. Other-than-temporary impairment charges and realized gains and losses on sales, determined using the specific identification method, are included in earnings. No available-for-sale securities were held at December 31, 2013 and 2012.

Mortgage-backed securities held-to-maturity are carried at amortized cost since management has the ability and intention to hold them to maturity. Amortization of related premiums and discounts are computed using the level yield method over the terms of the securities.

When the fair value of a security is less than its amortized cost basis, an assessment is made at the statement of financial condition date as to whether other-than-temporary impairment (OTTI) is present.

SFSB, Inc.
Notes to Unaudited Consolidated Financial Statements
December 31, 2013 and 2012

The Company considers numerous factors when determining whether a potential OTTI exists and the period over which the security is expected to recover. The principal factors considered are (1) the length of time and the extent to which the fair value has been less than the amortized cost basis, (2) the financial condition of the issuer (and guarantor, if any) and adverse conditions specifically related to the security, industry or geographic area, (3) failure of the issuer of the security to make scheduled interest or principal payments, (4) any changes to the rating of a security by a rating agency, and (5) the presence of credit enhancements, if any, including the guarantee of the federal government or any of its agencies.

For debt securities, OTTI is considered to have occurred if (1) the Company intends to sell the security, (2) it is more likely than not the Company will be required to sell the security before recovery of its amortized cost basis, or (3) if the present value of expected cash flows is not sufficient to recover the entire amortized cost basis. There was no OTTI for the years ended December 31, 2013 and 2012.

Federal Home Loan Bank of Atlanta Stock

Restricted stock, which represents a required investment in the common stock of a correspondent bank, is carried at cost and as of December 31, 2013 and 2012, consists of the common stock of the Federal Home Loan Bank (FHLB) of Atlanta.

Management evaluates the restricted stock for impairment. Management’s determination of whether this investment is impaired is based on their assessment of the ultimate recoverability of the cost rather than by recognizing temporary declines in value. The determination of whether a decline affects the ultimate recoverability of the cost is influenced by criteria such as (1) the significance of the decline in net assets of the FHLB as compared to the capital stock amount for the FHLB and the length of time this situation has persisted, (2) commitments by the FHLB to make payments required by law or regulation and the level of such payments in relation to the operating performance of the FHLB, and (3) the impact of legislative and regulatory changes on institutions and, accordingly, on the customer base of the FHLB.

Management believes no impairment charge is necessary related to the FHLB stock as of December 31, 2013.

Reclassifications

Certain amounts in the 2012 consolidated financial statements have been reclassified to conform to the 2013 presentations. The reclassifications had no impact on the Company’s financial position or results of operations.

Loans Held for Sale

Loans originated and intended for sale in the secondary market are carried at the lower of cost or fair value (LOCOM) in the aggregate. Gains and losses on loan sales (sales proceeds minus carrying value) are recorded in other income.

SFSB, Inc.
Notes to Unaudited Consolidated Financial Statements
December 31, 2013 and 2012

Loans Receivable

Loans receivable that management has the intent and ability to hold until maturity or payoff are stated at their outstanding unpaid principal balances, net of an allowance for loan losses and any deferred fees and costs. Interest income is accrued on the unpaid principal balance. Loan origination fees and certain direct loan origination costs are deferred and recognized by the level yield method over the contractual life of the related loan as an adjustment of yield.

The loans receivable portfolio is segmented into the following classes: construction, commercial mortgage, commercial non-mortgage, land, 1-4 family residential mortgage, home equity, and consumer loans.

For all classes of loans receivable, the accrual of interest is generally discontinued when contractual payment of principal or interest has become 90 days past due or management has serious doubts about further collectibility of principal or interest, even though the loan is currently performing. A loan may remain on accrual status if it is in the process of collection and is either guaranteed or well secured. When a loan is placed on nonaccrual status, unpaid interest credited to income in the current year is reversed and unpaid interest accrued in prior years is charged against the allowance for loan losses. Interest received on nonaccrual loans generally is either applied against principal or reported as interest income, according to management’s judgment as to the collectibility of principal. Generally, loans are restored to accrual status when the obligation is brought current, has performed in accordance with the contractual terms for a reasonable period of time and the ultimate collectibility of the total contractual principal and interest is no longer in doubt. The past due status of all classes of loans receivable is based on contractual due dates for loan payments.

Allowance for Loan Losses

The allowance for loan losses represents management’s estimate of losses inherent in the loan portfolio as of the balance sheet date and is recorded as a reduction to loans. The allowance for credit losses is increased by the provision for loan losses, and decreased by charge-offs, net of recoveries. Loans deemed to be uncollectible are charged against the allowance for loan losses, and subsequent recoveries, if any, are credited to the allowance. All, or part, of the principal balance of loans receivable are charged off to the allowance as soon as it is determined that the repayment of all, or part, of the principal balance is highly unlikely.

The allowance for loan losses is maintained at a level considered adequate to provide for losses that can be reasonably anticipated. Management performs a quarterly evaluation of the adequacy of the allowance. The allowance is based on the Company’s past loan loss experience, known and inherent risks in the portfolio, adverse situations that may affect the borrower’s ability to repay, the estimated value of any underlying collateral, composition of the loan portfolio, current economic conditions and other relevant factors. This evaluation is inherently subjective as it requires material estimates that may be susceptible to significant revision as more information becomes available.

SFSB, Inc.
Notes to Unaudited Consolidated Financial Statements
December 31, 2013 and 2012

The allowance consists of specific, general and unallocated components. The specific component relates to loans that are classified as impaired. For loans that are classified as impaired, an allowance is established when the discounted cash flows (or collateral value or observable market price) of the impaired loan is lower than the carrying value of that loan. The general component covers pools of loans by loan class including commercial loans not considered impaired, as well as smaller balance homogeneous loans. These pools of loans are evaluated for loss exposure based upon historical loss rates for each of these categories of loans, adjusted for qualitative factors. These qualitative risk factors include:

1.	Loan policy and practices

2.	Economic trends and real estate values

3.	Trends in loan quality and composition

4.	Management and staff quality

5.	Trends in delinquencies and non-accruals

6.	Loan review quality and oversight

7.	Loan concentration and credit levels

8.	Competition, law, and regulation

Each factor is assigned a value to reflect improving, stable or declining conditions based on management’s best judgment using relevant information available at the time of the evaluation. Adjustments to the factors are supported through documentation of changes in conditions in a narrative accompanying the allowance for loan loss calculation.

A loan is considered impaired when, based on current information and events, it is probable that the Company will be unable to collect the scheduled payments of principal or interest when due according to the contractual terms of the loan agreement. Factors considered by management in determining impairment include payment status, collateral value and the probability of collecting scheduled principal and interest payments when due. Loans that experience insignificant payment delays and payment shortfalls generally are not classified as impaired. Management determines the significance of payment delays and payment shortfalls on a case-by-case basis, taking into consideration all of the circumstances surrounding the loan and the borrower, including the length of the delay, the reasons for the delay, the borrower’s prior payment record and the amount of the shortfall in relation to the principal and interest owed. Impairment is measured on a loan by loan basis for commercial loans by either the present value of expected future cash flows discounted at the loan’s effective interest rate or the fair value of the collateral if the loan is collateral dependent.

An allowance for loan losses is established for an impaired loan if its carrying value exceeds its estimated fair value. The estimated fair values of substantially all of the Company’s impaired loans are measured based on the estimated fair value of the loan’s collateral.

SFSB, Inc.
Notes to Unaudited Consolidated Financial Statements
December 31, 2013 and 2012

For commercial loans secured by real estate, estimated fair values are determined primarily through third-party appraisals. When a real estate secured loan becomes impaired, a decision is made regarding whether an updated certified appraisal of the real estate is necessary. This decision is based on various considerations, including the age of the most recent appraisal, the loan-to-value ratio based on the original appraisal and the condition of the property. Appraised values are discounted to arrive at the estimated selling price of the collateral, which is considered to be the estimated fair value. The discounts also include estimated costs to sell the property.

For commercial loans secured by non-real estate collateral, such as accounts receivable, inventory and equipment, estimated fair values are determined based on the borrower’s financial statements, inventory reports, accounts receivable agings or equipment appraisals or invoices. Indications of value from these sources are generally discounted based on the age of the financial information or the quality of the assets.

Large groups of smaller balance homogeneous loans may be individually or collectively evaluated for impairment. Accordingly, the Company may not separately identify individual residential mortgage loans, home equity loans and other consumer loans for impairment disclosures, unless such loans are the subject of a troubled debt restructuring agreement.

An unallocated component may be maintained to cover uncertainties that could affect management’s estimate of probable losses and additional reserves required based on regulatory examinations. The unallocated component of the allowance reflects the margin of imprecision inherent in the underlying assumptions used in the methodologies for estimating specific and general losses in the portfolio.

Loans whose terms are modified are classified as troubled debt restructurings if the Company grants such borrowers concessions and it is deemed that those borrowers are experiencing financial difficulty. Concessions granted under a troubled debt restructuring generally involve a temporary reduction in interest rate or an extension of a loan’s stated maturity date. Non-accrual troubled debt restructurings are restored to accrual status if principal and interest payments, under the modified terms, are current for six consecutive months after modification. Loans classified as troubled debt restructurings are designated as impaired.

The allowance calculation methodology includes further segregation of loan classes into risk rating categories. The borrower’s overall financial condition, repayment sources, guarantors and value of collateral, if appropriate, are evaluated annually for commercial loans or when credit deficiencies arise, such as delinquent loan payments, for commercial and consumer loans. Credit quality risk ratings include regulatory classifications of special mention, substandard, doubtful, and loss. Loans criticized as special mention have potential weaknesses that deserve management’s close attention. If uncorrected, the potential weaknesses may result in deterioration of the repayment prospects. Loans classified as substandard have a well-defined weakness or weaknesses that jeopardize the liquidation of the debt. They include loans that are inadequately protected by the current sound net worth and paying capacity of the obligor or of the collateral pledged, if any. Loans classified doubtful have all the weaknesses inherent in loans classified substandard with the added characteristic that collection or liquidation in full, on the basis of current conditions and facts, is highly improbable. Loans not classified are rated pass.

SFSB, Inc.
Notes to Unaudited Consolidated Financial Statements
December 31, 2013 and 2012

In addition, Federal regulatory agencies, as an integral part of their examination process, periodically review the Company’s allowance for loan losses and may require the Company to recognize additions to the allowance based on their judgments about information available to them at the time of their examination, which may not be currently available to management. Based on management’s comprehensive analysis of the loan portfolio, management believes the current level of the allowance for loan losses is adequate.

Bank Owned Life Insurance

The Company purchases bank owned life insurance (“BOLI”) as a source of funding for employee benefit expenses. BOLI involves the purchasing of life insurance by the Company on a chosen group of employees. The Company is the owner and beneficiary of the policies. This life insurance asset is carried at the cash surrender value of the underlying policies. Income from the increase in cash surrender value of the policies is included in other income on the statement of operations.

Premises and Equipment

Land is carried at cost. Premises and equipment are carried at cost less accumulated depreciation. Depreciation is computed on the straight-line method, based on the useful lives of the respective assets.

Foreclosed Real Estate

Assets acquired through, or in lieu of, loan foreclosure are held for sale and are initially recorded at fair value less cost to sell at the date of foreclosure, establishing a new cost basis, generally by a charge to the allowance for loan losses. Subsequent to foreclosure, valuations are periodically performed by management and the assets are carried at the lower of carrying amount or fair value less cost to sell. Revenue and expenses from operations and changes in the valuation allowance are included in other expenses.

Income Taxes

Income tax accounting guidance results in two components of income tax expense: current and deferred. Current income tax expense reflects taxes to be paid or refunded for the current period by applying the provisions of the enacted tax law to the taxable income or excess of deductions over revenues. The Company determines deferred income taxes using the liability (or balance sheet) method. Under this method, the net deferred tax asset or liability is based on the tax effects of the differences between the book and tax bases of assets and liabilities and enacted changes in tax rates and laws are recognized in the period in which they occur.

Deferred income tax expense results from changes in deferred tax assets and liabilities between periods. Deferred tax assets are reduced by a valuation allowance if, based on the weight of the evidence available, it is more likely than not that some portion or all of a deferred tax asset will not be realized.

SFSB, Inc.
Notes to Unaudited Consolidated Financial Statements
December 31, 2013 and 2012

The Company accounts for uncertain tax positions if it is more likely than not, based on the technical merits, that the tax position will be realized or sustained upon examination. The term more-likely-than-not means a likelihood of more than 50 percent; the terms examined and upon examination also include resolution of the related appeals or litigation processes, if any. A tax position that meets the more-likely-than-not recognition threshold is initially and subsequently measured as the largest amount of tax benefit that has a greater than 50 percent likelihood of being realized upon settlement with a taxing authority that has full knowledge of all relevant information. The determination of whether or not a tax position has met the more-likely-than-not recognition threshold considers the facts, circumstances, and information available at the reporting date and is subject to management’s judgment.

The Company files a consolidated federal income tax return with the Bank and the Bank’s wholly-owned subsidiaries. The Company entered into a tax sharing agreement (under the Internal Revenue Section 1552) between SFSB, Inc. and the Bank. The agreement provides that the tax liability shall be apportioned between the entities in accordance with the ratio for which the portion of the consolidated taxable income attributed to each company realizing taxable income bears to the consolidated taxable income. SFSB, Inc. had $618,000 due to the Bank resulting from carryback claims at December 31, 2013 and $-0- due to or from the Bank at December 31, 2012.

The Company had no significant income tax uncertainties and recognized no adjustment for unrecognized income tax benefits for the years ended December 31, 2013 and 2012. Interest and penalties on unrecognized tax benefits are reflected in the income tax provision in the Consolidated Statement of Income. The Company did not recognize any interest and penalties for the years ended December 31, 2013 and 2012. The Company’s Federal and Maryland tax returns are subject to examination for the tax years 2010 through 2013.

Transfers of Financial Assets

Transfers of financial assets are accounted for as sales when control over the assets has been surrendered. Control over transferred assets is deemed to be surrendered when (1) the assets have been isolated from the Company, (2) the transferee obtains the right (free of conditions that constrain it from taking advantage of that right) to pledge or exchange the transferred assets, and (3) the Company does not maintain effective control over the transferred assets through an agreement to repurchase them before their maturity.

Advertising Costs

Advertising costs are expensed as incurred.

Off-Balance Sheet Financial Instruments

In the ordinary course of business, the Company has entered into off-balance sheet financial instruments consisting of commitments to extend credit. Such financial instruments are recorded in the statement of financial condition when they are funded.

SFSB, Inc.
Notes to Unaudited Consolidated Financial Statements
December 31, 2013 and 2012

Comprehensive Income (Loss)

Accounting principles generally require that recognized revenue, expenses, gains and losses be included in net income. Although certain changes in assets and liabilities, such as unrealized gains and losses on investment securities available-for-sale, are reported as a separate component of the shareholders’ equity section of the statement of financial condition, such items, along with net income (loss), are components of comprehensive income (loss). There were no investment securities classified as available-for-sale as of December 31, 2013 or 2012.

Earnings per Share

Basic earnings per share are computed by dividing net income (loss) by the weighted average number of common shares outstanding for the appropriate period. Unearned Employee Stock Ownership Plan shares are not included in outstanding shares. Shares are considered outstanding for earnings per share calculations when they are committed to be released. Weighted average shares outstanding were 2,668,453 and 2,668,453 in 2013 and 2012, respectively. Diluted earnings per share is computed by dividing net income by the weighted average shares outstanding as adjusted for the dilutive effect of outstanding stock options and unvested stock awards. Potential common shares related to stock options and unvested stock awards are determined based on the “treasury stock” method. There are no dilutive earnings per shares at December 31, 2013 or December 31, 2012, due to the Company being in a loss position.

Share Based Compensation

The Company measures compensation expense of all stock-based awards at fair value on the date of grant and recognizes compensation expense over the vesting period for all awards granted. Compensation costs are recognized over the period that an employee provides service in exchange for the award.

Employee Stock Ownership Plan

The cost of shares issued to the ESOP but not yet allocated to participants is presented in the consolidated statement of financial condition as a reduction of shareholders’ equity. Compensation expense is recorded based on the fair value of the shares as they are committed to be released for allocation to participant accounts. The difference between the fair value and the cost of shares committed to be released is recorded as an adjustment to paid-in capital. Dividends on allocated ESOP shares are recorded as a reduction of retained earnings; dividends on unallocated ESOP shares are reflected as a reduction of the related debt.

2.	Regulatory Formal Agreement

On July 17, 2012, the Bank and the Comptroller of the Currency of the United States of America (“Comptroller”) entered into a Formal Agreement (#2012-191). The Comptroller found unsafe and unsound banking practices related to capital, asset quality, management, earnings and credit risk management.  The Bank and Board of Directors were further ordered to operate at all times in compliance with the articles of the Agreement.

SFSB, Inc.
Notes to Unaudited Consolidated Financial Statements
December 31, 2013 and 2012

Due to further decline in capital levels, the Bank executed a Stipulation and Consent to the Issuance of a Consent Order (“Stipulation and Consent”), dated January 7, 2014, pertaining to the issuance by the Office of the Comptroller of the Currency (“OCC”) of a Consent Order. The provisions of the Order shall continue in full force and effect unless or until such provisions are amended in writing by mutual consent of the parties to the Agreement or excepted, waived, or terminated in writing by the Comptroller.

The Order requires that the Bank comply with the following requirements:

(1)
The Compliance Committee shall continue to consist of at least three (3) directors of which at least two (2) shall not be employees, former employees, or controlling shareholders of the Bank or any of its affiliates, or a family member of any such person. The Chairman of the Board may not serve as a member of the Compliance Committee. The Compliance Committee shall continue to be responsible for monitoring and coordinating the Bank’s adherence to the provisions of this Order. The Compliance Committee shall continue to meet at least monthly and within thirty (30) days of the end of each calendar quarter, the Compliance Committee shall submit a written progress report to the Board.

(2)
Within sixty (60) days of the date of this Order, the Board shall revise and forward to the Director for his review, a written three-year Strategic Plan that shall include a projection of major balance sheet and income statement components. The Strategic Plan shall establish objectives for the Bank’s overall risk profile, earnings performance, growth, balance sheet mix, off balance sheet activities, liability structure, capital and liquidity adequacy, together with strategies to achieve those objectives.

(3)
The Association shall achieve and maintain by March 31, 2014, a Tier 1 (Core) Capital Ratio equal to or greater than nine percent (9%) and a Total Risk-Based Capital Ratio equal to or greater than fourteen percent (14%), each as defined in 12 C.F.R. Part 165.

(4)
Within sixty (60) days, the Board shall develop and implement an effective internal capital planning process to assess the Bank’s capital adequacy in relation to its overall risks and to ensure maintenance of appropriate capital levels.

(5)	Within sixty (60) days, the Board shall forward to the Director a written Capital Plan for the Bank, consistent with the Strategic Plan covering at least a three (3) year period.

(6)
The Bank may declare or pay a dividend or make a capital distribution only when the Bank is in compliance with its approved written Capital Plan, when the Bank is in compliance with 12 U.S.C. § 1467a(f) and 12 C.F.R. Part 163, subpart E; and when the Bank is in compliance with the minimum capital ratios set forth in this Article.

(7)
Prior to adoption by the Board and prior to any subsequent revisions, the Bank’s written Capital Plan shall be submitted to the Director for prior written determination of no supervisory objection. The Board shall review and update the Bank’s written Capital Plan at least annually and more frequently if required by the Director.

SFSB, Inc.
Notes to Unaudited Consolidated Financial Statements
December 31, 2013 and 2012

(8)
At least monthly, the Board shall review financial reports and earnings analyses that evaluate the Bank’s performance against the goals and objectives established in the written Capital Plan, as well as the Bank’s written explanation of significant differences between the actual and projected balance sheet, income statement, and expense accounts. Documentation of the Board’s reviews shall be documented in the Board meeting minutes, which shall be forwarded to the Director within ten (10) days of completion.

(9)
Within sixty (60) days, the Board shall request current and satisfactory credit and collateral information on all loans lacking such information, including but not limited to loans within the Bank’s non-owner occupied residential/investor loan portfolio. The Board shall take immediate and continuing action to adhere to credit risk management policies and procedures that ensure effective credit administration, portfolio management and monitoring, and risk mitigation.

(10)
The Board shall ensure that all Bank lenders or any other personnel performing credit analyses receive loan policy training at least annually. Process and procedures must be in place to ensure that additional training is provided as needed.

(11)
Effective immediately, the Board shall ensure that the risk associated with the Bank’s loans and other assets is properly reflected and accounted for on the Bank’s books and records and that the Bank properly recognizes income.

(12)
The Board shall take immediate and continuing action to review, monitor, and ensure adherence to a written program designed to eliminate the basis of criticism of assets and shall develop Criticized Asset Reports on credit relationships of $150,000 or more.

(13)	Effective immediately, the Bank may not extend credit to a borrower whose loans or other extensions of credit are criticized whose aggregate loans exceed $150,000 unless specific conditions are met.

(14)
Within ninety (90) days, the Board shall obtain a current appraisal or evaluation of the real estate securing each criticized or classified asset where the existing valuation is more than twelve (12) months old.

(15)
The Board shall continue to review, monitor, maintain and adhere to a written concentration risk management program for identifying, monitoring, and controlling risks associated with concentrations of credit in accordance with guidance set forth in OCC Bulletin 2006-46 (December 6, 2006), Concentrations in Commercial Real Estate Lending, Sound Risk Management Practices.

(16)
The Board shall continue to maintain and adhere to a written policy and procedures for the maintenance of an adequate Allowance for Loan and Lease Losses (“ALLL”). The policy shall provide for a review of the ALLL by the Board at least once each calendar quarter. Any deficiency in the ALLL shall be remedied in the quarter it is discovered.

(17)
The Board shall take actions to ensure that the Bank’s book, records, and management information systems are restored and maintained in a complete and accurate condition. Within ninety (90) days, the Board shall develop an Action Plan, including formal accounting and financial internal control policies and procedures.

(18)
The Bank shall not enter into any contract with a third party, to assist in the sale, merger, or recapitalization of the Bank that requires the payment of anything other than expenses prior to such sale, merger, or recapitalization, or that requires the Bank to pay the cost of performing due diligence unless the Bank first receives the Director’s written determination of no supervisory objection.

SFSB, Inc.
Notes to Unaudited Consolidated Financial Statements
December 31, 2013 and 2012

The existence and terms of the Order will clearly influence the Bank's ongoing operations. Management is unable to determine the effects, if any, that the Bank would experience as a result of its possible inability to comply with the Agreement (see Note 3 on Management’s Plans).

The Bank is not in compliance with the capital requirements set by the Order at December 31, 2013. The Bank has and intends to continue to reduce costs and expenses and is currently reviewing secondary and alternative strategies to attain the required capital ratios.

The Bank provides the Assistant Deputy Comptroller with periodic Progress Reports in meeting the provisions of the Order.  However, restoring the Bank to a sound financial state is dependent on Management’s ability to raise additional capital and comply with the above provisions of the Agreement.

3.	Management’s Plans

Management believes the Bank is in substantial compliance with the provisions of the Order, with the exception of the capital ratio section. During 2013, the Bank actively worked to ensure that compliance had been secured or a plan had been implemented to achieve compliance in the specified timeframes. In conjunction with the Board of Directors, Management has taken numerous measures to bolster the Bank’s policies and procedures to maintain continued compliance in 2013 and beyond. These measures include:

-	Enhanced Board participation through greater reporting, communication and participation by the Board in the oversight of the Bank’s operations.

-
Development, adoption and implementation of an updated Profit and Budget Plan, a Strategic Plan 2013-2015, a Classified Asset Plan, and several other new policies.  These documents outline the Bank’s goals and strategies. They were developed in unison to ensure the Bank operates in a manner consistent with sound and prudent banking practices.

-	Continued engagement of a third-party, independent loan review program that reviews the effective identification and categorization of problem credits by Management.

-	Continued meetings of Compliance Committee that independently reports to the Board of Directors on a monthly basis as to the Bank’s continued progress with the Agreement.

-	Continued communication with the Bank’s regulatory authorities through the timely submission of detailed Progress Reports as to the Bank’s efforts.

SFSB, Inc.
Notes to Unaudited Consolidated Financial Statements
December 31, 2013 and 2012

4.	Investment and Mortgage-Backed Securities

Investment Securities, Available-for-Sale

The Company held no available-for-sale investments as of December 31, 2013 and 2012.

Mortgage-Backed Securities, Held-to-Maturity

The amortized cost and fair value of residential mortgage-backed securities, held-to-maturity are as follows:

	2013
	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value
	(In Thousands)
GNMA	$203	$8	$—	$211

	2012
GNMA	$237	$10	$—	$247

The Company had no gross unrealized losses on mortgage-backed securities at December 31, 2013 and 2012.

There were no investment or mortgage-backed securities pledged as collateral at December 31, 2013 and 2012.

5.	Loans Receivable

Loans receivable consist of the following:

	2013	2012
	(In Thousands)

Mortgage loans 1- 4 family residential	$59,845	$66,819
Construction loans	548	191
Commercial mortgage loans	8,463	11,743
Commercial non-mortgage loans	10,504	12,952
Home equity loans	10,899	11,339
Land loans	4,531	7,299
Consumer loans	300	640

Total gross loans receivable	95,090	110,983

Allowance for loan losses	(3,862)	(5,617)
Deferred loan fees	(34)	(127)

Total loans receivable, net	$91,194	$105,239

SFSB, Inc.
Notes to Unaudited Consolidated Financial Statements
December 31, 2013 and 2012

Residential lending is generally considered to involve less risk than other forms of lending, although payment experience on these loans is dependent to some extent on economic and market conditions in the Bank's lending area. Commercial loan repayments are generally dependent on the operations of the related properties or the financial condition of its borrower or guarantor. Accordingly, repayment of such loans can be more susceptible to adverse conditions in the real estate market and the regional economy.

Directors and officers of the Company are permitted to borrow from the Bank to the extent permitted by applicable laws and regulations on the same basis as unrelated borrowers. The following table shows the activity in these related party loans during 2013 and 2012:

	2013	2012
	(In Thousands)

Beginning balance	$1,732	$1,224
Loans made	—	1,002
Principal repayments	(524)	(494)

Ending balance	$1,208	$1,732

The following table presents the classes of the loan portfolio summarized by the aggregate pass rating and the classified ratings of special mention, substandard, doubtful and loss within the Company’s internal risk rating system as of December 31, 2013 and 2012:

	2013
	Pass	Special Mention	Substandard	Doubtful	Loss	Total
	(In Thousands)

Mortgage loans 1-4 family residential	$52,194	$4,843	$2,808	$—	$—	$59,845
Construction loans	―	―	548	—	—	548
Commercial mortgage loans	3,159	2,106	3,198	—	—	8,463
Commercial non-mortgage loans	4,821	1,498	4,185	—	—	10,504
Home equity loans	10,634	―	265	—	—	10,899
Land loans	432	―	4,099	—	—	4,531
Consumer loans	300	―	—	—	—	300

	$71,540	$8,447	$15,103	$—	$—	$95,090

SFSB, Inc.
Notes to Unaudited Consolidated Financial Statements
December 31, 2013 and 2012

	2012
	Pass	Special Mention	Substandard	Doubtful	Loss	Total
	(In Thousands)

Mortgage loans 1-4 family residential	$57,225	$4,418	$4,813	$363	$—	$66,819
Construction loans	—	191	—	—	—	191
Commercial mortgage loans	6,460	1,760	3,200	323	—	11,743
Commercial non-mortgage loans	8,736	2,983	1,233	—	—	12,952
Home equity loans	11,175	—	164	—	—	11,339
Land loans	3,227	1,184	2,888	—	—	7,299
Consumer loans	640	—	—	—	—	640

	$87,463	$10,536	$12,298	$686	$—	$110,983

The following table summarizes information in regards to impaired loans by loan portfolio class as of December 31, 2013 and 2012:

	2013
	Recorded Investment	Unpaid Principal Balance	Related Allowance		Average Recorded Investment	Interest Income Recognized
	(In Thousands)

With no related allowance recorded:
Mortgage loans 1-4 family residential	$1,915	$3,748	$	―	$2,319	$41
Construction loans	548	559		―	541	17
Commercial mortgage loans	3,198	4,382		―	3,731	67
Commercial non-mortgage loans	2,063	2,134		―	2,142	105
Home equity loans	―	―		―	―	―
Land loans	3,768	4,274		―	4,215	103

With an allowance recorded:
Mortgage loans 1-4 family residential	$724	$944		$84	$737	$24
Construction loans	―	―		―	―	―
Commercial mortgage loans	―	―		―	―	―
Commercial non-mortgage loans	1,907	1,919		90	1,918	118
Home equity loans	130	130		27	131	11
Land loans	330	340		8	340	11

Total:
Mortgage loans 1-4 family residential	$2,639	$4,692		$84	$3,056	$65
Construction loans	548	559		―	541	17
Commercial mortgage loans	3,198	4,382		―	3,731	67
Commercial non-mortgage loans	3,970	4,053		90	4,060	223
Home equity loans	130	130		27	131	11
Land loans	4,098	4,614		8	4,555	114

No additional funds are committed to be advanced in connection with impaired loans.

SFSB, Inc.
Notes to Unaudited Consolidated Financial Statements
December 31, 2013 and 2012

	2012
	Recorded Investment	Unpaid Principal Balance	Related Allowance		Average Recorded Investment	Interest Income Recognized
	(In Thousands)
With no related allowance recorded:
Mortgage loans 1-4 family residential	$4,725	$7,758	$	―	$6,252	$358
Construction loans	―	―		―	―	―
Commercial mortgage loans	2,100	2,773		―	2,620	111
Commercial non-mortgage loans	154	154		―	154	7
Home equity loans	76	76		―	78	6
Land loans	2,406	2,895		―	2,438	43

With an allowance recorded:
Mortgage loans 1-4 family residential	$210	$211		$147	$209	$13
Construction loans	―	―		―	―	―
Commercial mortgage loans	323	323		98	323	17
Commercial non-mortgage loans	1,233	1,233		179	1,233	124
Home equity loans	―	―		―	―	―
Land loans	482	487		1	490	40

Total:
Mortgage loans 1-4 family residential	$2,406	$2,895		$-	$2,438	$43
Construction loans	―	―		―	―	―
Commercial mortgage loans	-	-		-	-	-
Commercial non-mortgage loans	4,935	7,969		147	6,461	371
Home equity loans	-	-		―	-	-
Land loans	2,423	3,096		98	2,943	128

The following table presents nonaccrual loans by classes of the loan portfolio as of December 31, 2013 and 2012:

	2013	2012
	(In Thousands)

Mortgage loans 1-4 family residential	$2,140	$4,621
Construction loans	548	―
Commercial mortgage loans	3,198	2,422
Commercial non-mortgage loans	2,727	154
Home equity loans	―	76
Land loans	4,099	2,406

	$12,712	$9,679

There were no loans past due ninety days or more and still accruing interest at December 31, 2013 or 2012.

SFSB, Inc.
Notes to Unaudited Consolidated Financial Statements
December 31, 2013 and 2012

The performance and credit quality of the loan portfolio is also monitored by the analyzing the age of the loans receivable as determined by the length of time a recorded payment is past due. The following table presents the classes of the loan portfolio summarized by the past due status as of December 31, 2013 and 2012:

	2013
	30-59 Days Past Due	60-89 Days Past Due	Greater Than 90 Days	Total Past Due	Current	Total Loans Receivables	Loans Receivable >90 Days and Accruing
	(In Thousands)
Mortgage loans 1-4 family residential	$1,258	$922	$1,524	$3,704	$56,141	$59,845	$—
Construction loans	—	—	548	548	—	548	—
Commercial mortgage loans	683	—	3,198	3,881	4,582	8,463	—
Commercial non-mortgage loans	1,242	—	2,727	3,969	6,535	10,504	—
Home equity loans	32	—	—	32	10,867	10,899	—
Land loans	—	—	3,238	3,238	1,293	4,531	—
Consumer loans	16	—	-	16	284	300	—

	$3,231	$922	$11,235	$15,388	$79,702	$95,090	$—

	2012
Mortgage loans 1-4 family residential	$2,108	$618	$4,621	$7,347	$59,472	$66,819	$—
Construction loans	—	—	—	—	191	191	—
Commercial mortgage loans	—	—	2,422	2,422	9,321	11,743	—
Commercial non-mortgage loans	—	—	154	154	12,798	12,952	—
Home equity loans	52	117	76	245	11,094	11,339	—
Land loans	—	—	2,406	2,406	4,893	7,299	—
Consumer loans	6	—	—	6	634	640	—

	$2,166	$735	$9,679	$12,580	$98,403	$110,983	$—

SFSB, Inc.
Notes to Unaudited Consolidated Financial Statements
December 31, 2013 and 2012

The Company may grant a concession or modification for economic or legal reasons related to a borrower's financial condition that it would not otherwise consider resulting in a modified loan which is then identified as a troubled debt restructuring (TDR) if the borrower is experiencing financial difficulty. The Company may modify loans through rate reductions at a below market interest rate given the related credit risk, extensions of maturity, interest only payments, or payment modifications to better match the timing of cash flows due under the modified terms with the cash flows from the borrowers' operations. Loan modifications are intended to minimize the economic loss and to avoid foreclosure or repossession of the collateral. All TDRs are considered impaired loans for purposes of calculating the Company's allowance for loan losses and are classified as impaired loans for the purpose of financial reporting.

The Company identifies loans for potential restructure primarily through direct communication with the borrower and evaluation of the borrower's financial statements, revenue projections, tax returns, and credit reports. Even if the borrower is not presently in default, management will consider the likelihood that cash flow shortages, adverse economic conditions, and negative trends may result in a payment default in the near future.

The following table summarizes information in regards to troubled debt restructurings by loan portfolio class at December 31, 2013 and 2012:

	Pre- Modification Outstanding Recorded Investments	Post- Modification Outstanding Recorded Investments	Recorded Investments
	(Dollars in Thousands)
December 31, 2013:
Mortgage loans 1-4 family residential	$1,649	$1,649	$578
Commercial non-mortgage loans	1,194	1,194	1,242

	$2,843	$2,843	$1,820

December 31, 2012:
Mortgage loans 1-4 family residential	$1,649	$1,649	$776
Commercial non-mortgage loans	1,194	1,194	1,233

	$2,843	$2,843	$2,009

SFSB, Inc.
Notes to Unaudited Consolidated Financial Statements
December 31, 2013 and 2012

The following table shows loans whose terms have been modified under trouble debt restructurings during the years ended December 31, 2013 and 2012 (in thousands):

	Number of Contracts	Pre- Modification Outstanding Recorded Investments	Post- Modification Recorded Investments

December 31, 2013:
Mortgage loans 1-4 family residential	-	$-	$-

December 31, 2012:
Mortgage loans 1-4 family residential	4	$306	$269

The following tables summarize the activity by segments of the allowance for loan losses, segregated into the amount required for loans individually evaluated for impairment and the amount required for loans collectively evaluated for impairment for the years ended December 31, 2013 and 2012:

	2013
		Mortgage Loans 1-4 Family Residential	Construc- tion Loans	Commercial Mortgage Loans	Commercial Non-Mortgage Loans
		(In Thousands)

Allowance for loan losses:
Balance at beginning of period		$4,312	$17	$687	$325
Charge-offs		(1,497)	(13)	(403)	—
Recoveries		276	—	—	11
Provisions		(111)	(4)	29	(128)

Balance at end of period		$2,980	$—	$313	$208

	Home Equity Loans	Land Loans	Consumer Loans	Unallocated	Total
	(In Thousands)

Allowance for loan losses:
Balance at beginning of period	$79	$193	$4	$—	$5,617
Charge-offs	(60)	(96)	(179)	—	(2,248)
Recoveries	—	—	13	—	300
Provisions	187	(78)	165	133	193

Balance at end of period	$206	$19	$3	$133	$3,862

SFSB, Inc.
Notes to Unaudited Consolidated Financial Statements
December 31, 2013 and 2012

	2012
		Mortgage Loans 1-4 Family Residential	Construction Loans	Commercial Mortgage Loans	Commercial Non-Mortgage Loans
		(In Thousands)

Allowance for loan losses:
Balance at beginning of period		$1,456	$168	$1,054	$427
Charge-offs		(5,348)	—	(665)	(95)
Recoveries		256	—	—	5
Provisions		7,948	(151)	298	(12)

Balance at end of period		$4,312	$17	$687	$325

	Home Equity Loans	Land Loans	Consumer Loans	Unallocated	Total
	(In Thousands)

Allowance for loan losses:
Balance at beginning of period	$384	$842	$2	$1,338	$5,671
Charge-offs	—	(494)	—	—	(6,602)
Recoveries	—	—	—	—	261
Provisions	(305)	(155)	2	(1,338)	6,287

Balance at end of period	$79	$193	$4	$—	$5,617

Information pertaining to the allocation of the allowance for loan losses and balances of the allowance for loan losses and loans receivable based on individual and collective impairment evaluation by loan portfolio class as of December 31, 2013 and 2012 follows:

	2013
	Allowance for Loan Losses			Loans Receivable
	Balance	Balance Related to Loans Individually Evaluated for Impairment	Balance Related to Loans Collectively Evaluated for Impairment	Balance	Balance Individually Evaluated for Impairment	Balance Collectively Evaluated for Impairment
	(In Thousands)

Mortgage loans 1-4 family residential	$2,981	$84	$2,897	$59,845	$2,639	$57,206
Construction loans	—	—	—	548	548	—
Commercial mortgage loans	313	—	313	8,463	3,198	5,265
Commercial non-mortgage loans	208	90	118	10,504	3,970	6,534
Home equity loans	206	27	179	10,899	130	10,769
Land loans	19	8	11	4,531	4,098	433
Consumer loans	3	—	3	300	—	300
Unallocated	132	—	132	—	—	—

	$3,862	$209	$3,653	$95,090	$14,583	$80,507

SFSB, Inc.
Notes to Unaudited Consolidated Financial Statements
December 31, 2013 and 2012

	2012
	Allowance for Loan Losses			Loans Receivable
	Balance	Balance Related to Loans Individually Evaluated for Impairment	Balance Related to Loans Collectively Evaluated for Impairment	Balance	Balance Individually Evaluated for Impairment	Balance Collectively Evaluated for Impairment
	(In Thousands)

Mortgage loans 1-4 family residential	$4,312	$147	$4,165	$66,819	$4,935	$61,884
Construction loans	17	—	17	191	—	191
Commercial mortgage loans	687	98	589	11,743	2,423	9,320
Commercial non-mortgage loans	325	179	146	12,952	1,387	11,565
Home equity loans	79	—	79	11,339	76	11,263
Land loans	193	1	192	7,299	2,888	4,411
Consumer loans	4	—	4	640	—	640
Unallocated	—	—	—	—	—	—

	$5,617	$425	$5,192	$110,983	$11,709	$99,274

The Bank is a party to financial instruments with off-balance-sheet risk in the normal course of business to meet the financial needs of its customers. The financial instruments are limited to commitments to extend credit and involve, to varying degrees, elements of credit risk in excess of the amount recognized in the statement of financial position. The contract amounts of these instruments express the extent of involvement the Bank has in each class of financial instruments.

The Bank's exposure to credit loss from non-performance by the other party to the above-mentioned financial instruments is represented by the contractual amount of those instruments. The Bank uses the same credit policies in making commitments and conditional obligations as it does for on-balance-sheet instruments. The credit risk involved in these financial instruments is essentially the same as that involved in extending loan facilities to customers.

Unless otherwise noted, the Bank does not require collateral or other security to support financial instruments with off-balance-sheet credit risk.

Financial Instruments Whose Contract	Contract Amount at December 31,
Amount Represents Credit Risk	2013	2012
	(In Thousands)

Lines of credit, commercial	$269	$1,467
Lines of credit, home equity	5,673	5,695
Lines of credit, overdraft checking	100	107
Mortgage loan commitments	50	285

Commercial lines of credit include lines of credit collateralized by commercial real estate, and revolving lines of credit (RLOC). RLOC are typically used for short term working capital needs and are based most heavily on the accounts receivable and inventory components of the borrower’s balance sheet. RLOC have terms of one year, are subject to annual reaffirmation and carry variable rates of interest. The Bank generally receives a one percent fee, based on the commitment amount.

SFSB, Inc.
Notes to Unaudited Consolidated Financial Statements
December 31, 2013 and 2012

For both types of credit facilities listed above, we evaluate each customer’s credit worthiness on a case-by-case basis.

Home equity lines of credit are secured by second deeds of trust on residential real estate. They have fixed expiration dates as long as there is no violation of any condition established in the contract. We evaluate each customer’s credit worthiness on a case-by-case basis.

Overdraft lines of credit on checking accounts are unsecured. Linked to any Bank personal checking account, the line will automatically make a deposit to the customer’s checking account if the balance falls below the amount needed to pay an item presented for payment.

As of December 31, 2013, we had one outstanding commitment to advance a final draw on a construction loan that will be converted to a ten-year, fixed-rate mortgage loan at 3.125%. As of December 31, 2012, we had one outstanding commitment to make a ten-year mortgage loan at a fixed rate of 3.125%. Loan commitments expire 60 days from the date of the commitment.

For the years ended December 31, 2013, and December 31, 2012, we engaged in no off-balance sheet transactions reasonably likely to have a material effect on our financial condition, results of operations or cash flows.

6.	Premises and Equipment

Premises and equipment are summarized by major classification as follows:

	Estimated Useful Lives	2013	2012
		(Dollars in Thousands)

Land	-	$1,128	$1,128
Office building	40	4,779	4,767
Furniture, fixtures and equipment	3 - 10	1,187	1,241

		7,094	7,136
Accumulated depreciation		(2,716)	(2,670)

		$4,378	$4,666

The provision for depreciation charged to operations for the years ended December 31, 2013 and 2012 amounted to $177,000 and $183,000, respectively.

Holdings has negotiated and rented office space to non-bank tenants in the Churchville Road property under various non-cancellable operating leases. Credit is extended based on an evaluation of the lessee’s financial condition and, generally, collateral is not required. These leases included no commitments to provide for various tenant-finishing costs at December 31, 2013.

SFSB, Inc.
Notes to Unaudited Consolidated Financial Statements
December 31, 2013 and 2012

Future minimum rentals to be received from non-Company tenants under noncancellable operating leases in effect at December 31, 2013, and in the aggregate, are as follows (in thousands):

2014	$35

$35

Rentals received in 2013 and 2012 were $138,000 and $130,000, respectively, and are recorded in other income.

7.	Deposits

The Bank has the following deposits:

	2013	2012
	(In Thousands)

Non-interest bearing demand deposits	$2,239	$2,639
NOW and money market demand deposits	26,835	27,819
Savings deposits	13,387	12,481
Certificates of deposit	70,667	84,327

	$113,128	$127,266

The aggregate amount of certificates of deposit accounts with a minimum denomination of $100,000 was $38,399,000 and $40,381,000 as of December 31, 2013 and 2012, respectively.

Scheduled maturities of certificates of deposit are as follows (in thousands):

Years ending December 31:
2014	$27,076
2015	20,611
2016	12,840
2017	6,582
2018	3,558

$70,667

SFSB, Inc.
Notes to Unaudited Consolidated Financial Statements
December 31, 2013 and 2012

Directors and officers of the Company have deposits with the Bank to the extent permitted by applicable laws and regulations and under the same conditions offered the public. The following table shows the activity in these related party deposits during 2013 and 2012:

	2013	2012
	(In Thousands)

Beginning balance	$323	$545
Net change	141	(222)

Ending balance	$464	$323

Interest expense on deposits was as follows:

	2013	2012
	(In Thousands)

NOW and money market demand deposits	$39	$89
Savings deposits	13	20
Certificates of deposit	1,348	1,902

	$1,400	$2,011

8.	Borrowings

The Bank has a line of credit from the FHLB of Atlanta. The line is secured by the FHLB of Atlanta stock and a blanket lien on mortgages. The borrowing limit is defined as a percentage of total assets. Each borrowing is evaluated on a case-by-case basis by the lender. The FHLB unused credit line amounted to $942,000 and $18.3 million at December 31, 2013 and 2012, respectively.

During the fourth quarter of 2012, the Bank refinanced the five outstanding advances, which resulted in extended maturities but lowered related borrowing costs. The new advances blend the contractual prepayment fee into the rate of new long-term advances without requiring additional cash or purchasing additional FHLB stock.

At December 31, 2013 and 2012, outstanding borrowings with the FHLB were $25.0 million. Borrowings at December 31, 2013 and 2012 consisted of $25.0 million long-term fixed rate FHLB advances with interest rates ranging from 2.59% to 3.71%.

At December 31, 2013, $18.5 million matures in 4 to 5 years and $6.5 million matures in more than five years. All of the advances outstanding as of December 31, 2012 had maturities which exceed five years from the balance sheet date.

SFSB, Inc.
Notes to Unaudited Consolidated Financial Statements
December 31, 2013 and 2012

9.	401(k) Plan and Deferred Compensation Agreement

The Bank maintains a 401(k) plan. The Bank will match 25% of employee’s contribution up to the amount as permitted by law. The Bank’s cost was $27,000 and $23,000 for the years ended December 31, 2013 and 2012, respectively.

10.	Stock Grants and Stock Option Plans

Under the 2005 Stock Option Incentive Plan (the Plan), the directors and certain employees of the Company were eligible to receive options to purchase shares of common stock with an exercise price equal to the fair market value of a share of common stock on the grant date. Shares that may be issued under the Plan shall not exceed in the aggregate 102,061 shares. No additional options remained available for grant at December 31, 2013. No options were granted in 2013 and 2012.

Information regarding the Company's stock option plan as of and for the years ended December 31, 2013 and 2012 is as follows:

	2013
	Shares	Weighted Average Price	Weighted Average Remaining Life	Aggregate Intrinsic Value
Options outstanding, beginning of year	93,313	$9.15	2.6	$-
Options exercisable, end of year	93,313	$9.15	1.6	$-

	2012

Options outstanding, beginning of year	93,313	$9.15	3.6	$-
Options exercisable, end of year	93,313	$9.15	2.6	$-

All options are exercisable at December 31, 2013 and 2012, there was no compensation expense recognized for either year.

11.	Common Stock

During the years ended December 31, 2013 and December 31, 2012, the Company did not repurchase any stock. Treasury stock is recorded at cost and is shown as a reduction of shareholders’ equity.

SFSB, Inc.
Notes to Unaudited Consolidated Financial Statements
December 31, 2013 and 2012

In 2004, the Bank reorganized to a federally chartered stock savings bank and established the ESOP for its employees. The ESOP acquired 116,630 shares of the Company’s common stock with funds provided by a loan from the Company, to be repaid principally from the Bank’s contributions to the ESOP with twenty equal annual installments through 2024, bearing interest at the Wall Street Journal prime rate adjusted monthly. Shares are released to participants proportionately as the loan is repaid. The Bank recognizes compensation expense as shares are committed for release from collateral at their current market price. Dividends on allocated shares are recorded as a reduction of retained earnings and dividends on unallocated shares are recorded as a reduction of debt. The compensation cost for the years ended December 31, 2013 and 2012 was $4,000 and $13,000, respectively. The ESOP holds the common stock in a trust for allocation among participating employees and on an annual basis a contribution is allocated from the Bank to the participants’ accounts. There were 64,147 and 69,978 of unearned ESOP shares at December 31, 2013 and 2012, respectively. The fair value of unearned ESOP shares at December 31, 2013 and 2012 was estimated to be $14,000 and $58,000, respectively.

The total of released unearned ESOP shares was $58,000 for both December 31, 2013 and 2012. The difference between the amounts released from unearned ESOP shares and the compensation cost was $(50,000) and $(46,000), and was charged to paid-in-capital in 2013 and 2012, respectively.

All employees of the Bank who attain the age of 21 and complete one year of service with the Bank are eligible to participate in the ESOP. Each participant’s vested interest under the ESOP is determined according to the following schedule: 0% for less than 5 years of service with the Company and 100% for more than 5 years of service. For vesting purposes, a year of service means any plan year in which an employee completes at least 1,000 hours of service (whether before or after the ESOP’s January 1, 2004 effective date). Vesting accelerates to 100% upon a participant’s attainment of normal retirement age 65, death or disability.

12.	Regulatory Requirements

The Bank is subject to various regulatory capital requirements administered by the federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory and possibly additional discretionary actions by regulators that, if undertaken, could have a direct material effect on the Company’s financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Bank must meet specific capital guidelines that involve quantitative measures of the Bank's assets, liabilities, and certain off-balance-sheet items as calculated under regulatory accounting principles. The Bank's capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings, and other factors. Quantitative measures established by regulation to ensure capital adequacy require the Bank to maintain minimum amounts and ratios (set forth in the table below) of total and Tier I capital (as defined in the regulations) to risk-weighted assets (as defined), and of Tangible and Core (leverage) capital (as defined) to average assets (as defined).

SFSB, Inc.
Notes to Unaudited Consolidated Financial Statements
December 31, 2013 and 2012

As of December 31, 2012, the Office of the Comptroller of the Currency (“Comptroller”) categorized the Bank as deficient. In connection with the Formal Agreement dated July 27, 2012, discussed in Note 2, the Bank is required to maintain Tier 1 (Core) Capital Ratio equal to or greater than 9% and a Total Risk-Based Capital Ratio equal to or greater than 14%. On January 7, 2014, the Comptroller issued a Consent Order, discussed in Note 2, against the Bank that reiterated the capital requirements for the Bank to become Well Capitalized. The ratio of Tier 1 (Core) Capital Ratio was 2.18%, which is less than the 9% required, and the Total Risk-Based Capital Ratio was 5.14%, which is less than the 14% required at December 31, 2013.  The failure to maintain the required capital level could prompt further supervisory actions or restrictions on the Bank’s business activities.

The following table summarizes the Bank's regulatory capital position at December 31, 2013 and 2012:

	2013
	Actual		For Capital Adequacy Purposes			To be Well Capitalized under Prompt Corrective Action Provisions
	Amount	Ratio	Amount		Ratio	Amount		Ratio
	(Dollar in Thousands)
Tangible (to adjusted total assets)	$3,117	2.18%	$	≥ 2,142	≥ 1.50%		N/A	N/A
Tier 1 risk-based (to risk-weighted assets)	3,117	3.85		N/A	N/A	$	≥ 4,047	≥ 5.00%
Core (leverage) (to adjusted total assets)	3,117	2.18		≥ 5,713	≥ 4.00		≥ 12,854	≥ 9.00
Total risk-based (to risk-weighted assets)	4,164	5.14		≥ 6,476	≥ 8.00		≥ 11,332	≥14.00

	2012
Tangible (to adjusted total assets)	$6,307	3.93%	$	≥ 2,406	≥ 1.50%		N/A	N/A
Tier 1 risk-based (to risk-weighted assets)	6,307	6.77		N/A	N/A	$	≥ 5,591	≥ 5.00%
Core (leverage) (to adjusted total assets)	6,307	3.93		≥ 6,415	≥ 4.00		≥ 8,019	≥ 9.00
Total risk-based (to risk-weighted assets)	7,527	8.08		≥ 7,455	≥ 8.00		≥ 9,319	≥14.00

SFSB, Inc.
Notes to Unaudited Consolidated Financial Statements
December 31, 2013 and 2012

The following table provides a reconciliation of total shareholders’ equity per the consolidated financial statements to total risk-based capital reflected in the above table:

	2013	2012
	(In Thousands)

Total consolidated shareholders’ equity	$4,061	$7,667
Adjustment for parent company equity in excess of its investment in the Bank	(944)	(1,360)

Tangible, Tier 1 and Core capital	3,117	6,307

Allowance for loan losses for risk-based capital	1,047	1,220

Total risk-based capital	$4,164	$1,220

13.	Restrictions on Dividends, Loans and Advances

Federal and state banking regulations place certain restrictions on dividends paid and loans or advances made by the Bank to the Company. The total amount of dividends which may be paid at any date is generally limited to the retained earnings of the Bank based on the current and preceding two years net income, and loans or advances are limited to ten percent of the Bank’s capital stock and surplus on a secured basis.

At December 31, 2013, based on current and prior year net losses, combined with net income of the preceding years, any dividends would be subject to regulatory approval. Funds available for loans or advances by the Bank to the Company amounted to $312,000 at December 31, 2013.

In addition, dividends paid by the Bank to the Company would be prohibited if the effect thereof would cause the Bank’s capital to be reduced below applicable minimum capital requirements.

SFSB, Inc.
Notes to Unaudited Consolidated Financial Statements
December 31, 2013 and 2012

14.	Income Taxes

The income tax provision consists of the following for the years ended December 31, 2013 and 2012.

	2013	2012
	(In Thousands)

Current:
Federal	$—	$(684)
State	—	(170)

	—	(854)

Deferred:
Federal	(929)	(1,584)
State	(245)	(419)
Change in valuation allowance	1,175	4,930

	1	2,927

	$1	$2,073

The amounts computed by applying the statutory federal income tax rate to the income before taxes is less than the taxes provided for the following reasons:

	2013			2012
	Amount	% of Pre-Tax Income		Amount	% of Pre-Tax Income
	(Dollars in Thousands)

Federal tax at statutory rate	$(1,227)	(34.00	) %	$(2,373)	(34.00	) %

Increase (decrease) in taxes:
State tax, net of federal income tax	(205)	(5.68)		(386)	(5.53)
Increase, (decrease) in valuation allowance	1,175	32.58		4,930	70.64
Other	258	7.10		(98)	(1.41)

	$1	—%		$2,073	29.70%

SFSB, Inc.
Notes to Unaudited Consolidated Financial Statements
December 31, 2013 and 2012

The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and deferred tax liabilities at December 31, 2013 and 2012 are presented below:

	2013	2012
	(In Thousands)

Deferred tax assets:
Allowance for loan losses	$1,523	$2,216
Foreclosed real estate	730	801
Capital loss carryforward	931	931
Net operating loss carryforwards	4,105	2,160
Stock-based compensation	36	36
Other	44	42

Total gross deferred tax assets	7,369	6,186

Deferred tax liabilities:
Federal Home Loan Bank of Atlanta stock dividends	(102)	(102)
Depreciation	(231)	(223)

Total gross deferred tax liabilities	(333)	(325)

Valuation allowance	(7,036)	(5,861)

Net deferred tax assets	$—	$—

In 2010, the Company recorded an other than temporary impairment loss of $2,421,000 related to mutual funds which were considered to be capital assets. The Company recorded a full valuation allowance related to the deferred tax asset generated by the impairment losses. In 2011, the Company redeemed the mutual funds, and recognized a gross capital loss on redemption for tax purposes of approximately $2,131,000 which expires in 2016 for which a full valuation allowance has been recorded.

At December 31, 2013, the Company has approximately $11,241,000 and $9,345,000, respectively, of federal and state net operating loss carry forwards that expire in 2032 for which a full valuation has been recorded.

As the Company is a going concern, a full valuation allowance was been recorded for the entire net deferred tax asset at December 31, 2013 and 2012, including the allowances discussed above related to capital loss and net operating loss carry forwards.

The Bank was allowed a special bad debt deduction at various percentages of otherwise taxable income for various years through December 31, 1987. If the amounts, which qualified as deductions for federal income tax purposes prior to December 31, 1987, are later used for purposes other than to absorb loan losses, including distributions in liquidations, they will be subject to federal income tax at the then current corporate rate and mortgage loans must be maintained at the December 31, 1987 level to receive current tax deductions for loan losses. Retained earnings at December 31, 2013 and 2012 include $1,580,000, for which no provision for federal income tax has been provided. The unrecorded deferred income tax liability on the above amount was approximately $610,000.

SFSB, Inc.
Notes to Unaudited Consolidated Financial Statements
December 31, 2013 and 2012

15.	Fair Value Measurements and Fair Values for Financial Instruments

Management uses its best judgment in estimating the fair value of the Company’s assets and liabilities; however, there are inherent weaknesses in any estimation technique. Therefore, for substantially all assets and liabilities, the fair value estimates herein are not necessarily indicative of the amounts the Company could have realized in sale transactions on the dates indicated. The estimated fair value amounts have been measured as of December 31, 2013 and 2012 and have not been re-evaluated or updated for purposes of these financial statements subsequent to those respective dates. As such, the estimated fair values of these assets and liabilities subsequent to the respective reporting dates may be different than the amounts reported at each year-end.

The fair value hierarchy prioritizes the inputs to valuation methods used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements). The three levels of the fair value hierarchy are as follows:

Level 1 - Quoted prices for identical instruments in active markets.

Level 2 - Quoted prices for similar instruments in active markets; quoted prices for identical or similar instruments in markets that are active, and model derived valuations in which significant inputs or significant drivers are observable in active markets.

Level 3 - Valuations derived from valuation techniques in which one or more significant inputs or significant drivers are unobservable.

An asset’s or liability’s level within the fair value hierarchy is based on the lowest level of input that is significant to the fair value measurement.

No financial instruments were accounted for at fair value on a recurring basis at December 31, 2013 or 2012.

For assets measured at fair value on a non-recurring basis, the fair value measurements by level within the fair value hierarchy used at December 31, 2013 and 2012 are as follows:

	2013
	Total	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)
	(In Thousands)

Impaired loans	$14,364	$-	$-	$14,364

Foreclosed real estate	$6,983	$-	$-	$6,983

SFSB, Inc.
Notes to Unaudited Consolidated Financial Statements
December 31, 2013 and 2012

	2012
	Total	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)
	(In Thousands)

Impaired loans	$7,902	$—	$—	$7,902

Foreclosed real estate	$1,282	$—	$—	$1,282

The following table presents additional quantitative information about assets measured on a nonrecurring basis and for which the Company has utilized Level 3 inputs to determine fair value:

	December 31, 2013
	Fair Value at December 31, 2013	Valuation Technique	Unobservable Input	Range
Impaired loans	$6,276	Appraisal of collateral (1)(2)	Appraisal discounts (2)	7-10%
Foreclosed real estate	$2,278	Appraisal of collateral (1)(3)	Appraisal discounts (2)	7-10%

	December 31, 2012
	Fair Value at December 31, 2012	Valuation Technique	Unobservable Input	Range
Impaired loans	$7,902	Appraisal of collateral (1)(2)	Appraisal discounts (2)	7-10%
Foreclosed real estate	$1,282	Appraisal of collateral (1)(3)	Appraisal discounts (2)	7-10%

(1)	Fair value is generally determined through independent appraisals of the underlying collateral.
(2)
Appraisals may be adjusted by management for qualitative factors such as economic conditions and estimated liquidation expenses. The range of liquidation expenses and other appraisal adjustments are presented as a percent of the appraisal.

(3)	Includes qualitative adjustments by management and estimated liquidation expenses.

SFSB, Inc.
Notes to Unaudited Consolidated Financial Statements
December 31, 2013 and 2012

The following information should not be interpreted as an estimate of the fair value of the entire Company since a fair value calculation is only provided for a limited portion of the Company’s assets and liabilities. Due to a wide range of valuation techniques and the degree of subjectivity used in making the estimates, comparisons between the Company’s disclosures and those of other companies may not be meaningful. The following methods and assumptions were used to estimate the fair values of the Company’s assets and liabilities at December 31, 2013 and 2012:

Cash and Cash Equivalents (Carried at Cost)

The carrying value for cash and short-term instruments approximate those assets’ fair values.

Time Deposits with Banks (Carried at Cost)

The carrying amount of time deposits with banks approximates fair value.

Investment and Mortgage-Backed Securities

The fair value of investment securities available-for-sale (carried at fair value) and held-to-maturity (carried at amortized cost) are determined by obtaining quoted market prices on nationally recognized securities exchanges (Level 1), or matrix pricing (Level 2), which is a mathematical technique used widely in the industry to value debt securities without relying exclusively on quoted market prices for the specific securities but rather by relying on the securities’ relationship to other benchmark quoted prices.

FHLB of Atlanta Stock (Carried at Cost)

The carrying value of FHLB of Atlanta stock approximates fair value based on redemption provisions of the FHLB of Atlanta.

Loans Receivable (Carried at Cost)

The fair values of loans (excluding impaired loans) are estimated using discounted cash flow analyses, using market rates at the statement of financial condition date that reflect the credit and interest rate-risk inherent in the loans. Projected future cash flows are calculated based upon contractual maturity or call dates, projected repayments and prepayments of principal. Generally, for variable rate loans which reprice frequently and with no significant change in credit risk, fair values are based on carrying values.

Impaired Loans (Generally Carried at Fair Value)

Impaired loans are those for which the Company has measured impairment generally based on the fair value of the loan’s collateral. Fair value is generally determined based upon independent third-party appraisals of the properties, or discounted cash flows based upon the expected proceeds. These assets are included as Level 3 fair values, based upon the lowest level of input that is significant to the fair value measurements. The fair value at December 31, 2013 and 2012 consists of the loan balances with an unpaid principal balance of $18,430,000 and $15,910,000, net of a valuation allowance of $209,000 and $425,000, and partial charge offs of $3,229,000 and $4,195,000, respectively.

SFSB, Inc.
Notes to Unaudited Consolidated Financial Statements
December 31, 2013 and 2012

Accrued Interest Receivable and Payable (Carried at Cost)

The carrying values of accrued interest receivable and accrued interest payable approximate their fair values.

Loans Held for Sale (Carried at Lower of Cost or Fair Value)

Fair value for loans held for sale are based on existing commitments from investors or prevailing market prices.

Foreclosed Real Estate (Carried at Lower of Cost or Fair Value Less Estimated Selling Costs)

Fair values of foreclosed assets are based on independent third party appraisals of the properties or discounted cash flows based upon the expected sales proceeds upon disposition of the assets. These values were generally determined based on the sales prices of similar properties in the proximate vicinity. These assets are included as Level 3 fair values, based upon the lowest level of input that is significant to the fair value measurement.

Deposit Liabilities (Carried at Cost)

The fair values disclosed for demand deposits (e.g., interest and noninterest checking, passbook savings and money market accounts) are, by definition, equal to the amount payable on demand at the reporting date (i.e., their carrying amounts). Fair values for fixed-rate certificates of deposit are estimated using a discounted cash flow calculation that applies interest rates currently being offered in the market on certificates to a schedule of aggregated expected monthly maturities on time deposits.

Short-Term Borrowings (Carried at Cost)

The carrying amounts of short-term borrowings approximate their fair values.

Long-Term Debt (Carried at Cost)

Fair values of FHLB advances are estimated using discounted cash flow analysis, based on quoted prices for new FHLB advances with similar credit risk characteristics, terms and remaining maturity. These prices obtained from this active market represent a market value that is deemed to represent the transfer price if the liability were assumed by a third party.

Off-Balance Sheet Financial Instruments (Disclosed at Cost)

Fair values for the Company’s off-balance sheet financial instruments (lending commitments) are based on fees currently charged in the market to enter into similar agreements, taking into account the remaining terms of the agreements and the counterparties’ credit standing. At December 31, 2013 and 2012 such fees were not material.

SFSB, Inc.
Notes to Unaudited Consolidated Financial Statements
December 31, 2013 and 2012

The carrying amounts and estimated fair values of the Company’s financial instruments at December 31, 2013 and 2012 were as follows:

	2013
	Carrying Amount	Fair Value	Level 1	Level 2	Level 3

Financial assets:
Cash and cash equivalents	$27,620	$27,620	$27,620	$—	$—
Time deposits with banks	5,923	5,923	5,923	—	—
Mortgage-backed securities held-to-maturity	203	211	—	211	—
Federal Home Loan Bank of Atlanta stock	1,320	1,320	—	1,320	—
Loans held for sale	—	—	—	—	—
Loans receivable, net	91,194	96,983	—	—	96,983
Accrued interest receivable	349	349	—	349	—

Financial liabilities:
Deposits	113,128	113,982	—	113,982	—
Borrowings	25,000	23,874	—	23,874	—
Accrued interest payable	190	190	—	190	—

Off-balance sheet financial instruments	—	—	—	—	—

	2012
	Carrying Amount	Fair Value	Level 1	Level 2	Level 3
Financial assets:
Cash and cash equivalents	$31,084	$31,084	$31,084	$—	$—
Time deposits with banks	6,528	6,528	6,528	—	—
Mortgage-backed securities held-to-maturity	237	247	—	247	—
Federal Home Loan Bank of Atlanta stock	1,409	1,409	—	1,409	—
Loans held for sale	1,402	1,402	—	1,402	—
Loans receivable, net	105,239	106,069	—	—	106,069
Accrued interest receivable	467	467	—	467	—

Financial liabilities:
Deposits	127,266	129,234	—	129,234	—
Borrowings	25,000	22,385	—	22,385	—
Accrued interest payable	111	111	—	111	—

Off-balance sheet financial instruments	—	—	—	—	—

SFSB, Inc.
Notes to Unaudited Consolidated Financial Statements
December 31, 2013 and 2012

16.	Related Party Transactions

Mr. Thomas L. Drechsler, a director of the Company, currently serves as the Bank’s general counsel through Kearney, Drechsler & Awalt, LLC, of which Mr. Drechsler is a 33% owner. Through other firms, Mr. Drechsler has served as the Bank’s general counsel since 2000. For the years ended December 31, 2013 and 2012, the Bank paid Kearney, Drechsler & Awalt, LLC $-0- and $21,868, respectively, for legal services. Through Sage Title Group, LLC, Mr. Drechsler also provides settlement related services to the Bank’s borrowers in connection with loans originated by the Bank. In those circumstances, Sage Title Group, LLC is compensated by the borrower. For the years ended December 31, 2013 and 2012, borrowers paid Sage Title Group, LLC $83 and $204 respectively, for those services.

SFSB, Inc. Financial Statements For the quarterly periods ended March 31, 2014 and 2013

SFSB, Inc.
Table of Contents

SFSB, Inc.
Consolidated Statement of Financial Condition
(Dollars in Thousands, Except Share Data)

	(unaudited)
	March 31,	December 31,
	2014	2013

Assets

Cash and due from banks	$290	$269
Interest bearing deposits with banks	29,790	27,351

Cash and cash equivalents	30,080	27,620

Time deposits with banks	4,677	5,923
Mortgage backed securities, held-to-maturity (fair value of
$200 at March 31, 2014 and $211 at December 31, 2013)	193	203
Loans receivable, net of allowance for loan losses of
$3,990 at March 31, 2014 and $3,862 at December 31, 2013	87,867	91,194
Foreclosed real estate	6,266	6,983
Federal Home Loan Bank of Atlanta stock, at cost	1,254	1,320
Bank owned life insurance	3,795	3,769
Premises and equipment, net	4,333	4,378
Accrued interest receivable	339	349
Other assets	1,261	1,148

Total assets	$140,065	$142,887

Liabilities and Shareholders' Equity

Liabilities
Deposits	$110,468	$113,128
Long-term debt	25,000	25,000
Advance payments by borrowers for taxes and insurance	647	288
Other liabilities	345	410

Total liabilities	136,460	138,826

Shareholders' Equity
Common stock, par value $0.01; 9,000,000 shares authorized;
2,975,625 shares issued and 2,668,453 shares outstanding	27	27
Paid-in capital	12,705	12,719
Retained deficit (substantially restricted)	(6,178)	(5,722)
Unearned employee stock ownership plan shares	(627)	(641)
Treasury stock at cost, 307,172 shares	(2,322)	(2,322)

Total shareholders' equity	3,605	4,061

Total liabilities and shareholders' equity	$140,065	$142,887

SFSB, Inc.
Consolidated Statement of Operations
(Dollars in Thousands, Except Per Share Data)
(unaudited)

	Three Months Ended March 31,
	2014	2013

Interest Income
Interest and fees on loans	$1,156	$1,516
Interest on mortgage backed securities	1	1
Other interest income	35	38

Total interest income	1,192	1,555

Interest Expense
Interest on deposits	283	377
Interest on borrowings	185	185

Total interest expense	468	562

Net interest income	724	993

Provision for Loan Losses	-	157

Net interest income after provision for loan losses	724	836

Other Income
Realized gain (loss) on sale of foreclosed real estate	45	(43)
Rental income	101	102
Gain on sale of loans	-	24
Income on bank owned life insurance	26	31
Other income	145	74

Total other income	317	188

Other Expenses
Compensation and other related expenses	511	505
Write-downs on foreclosed real estate	-	702
OREO expenses	164	233
Professional fees	191	146
FDIC insurance	126	89
Occupancy expenses	128	102
Service bureau expenses	75	76
Director fees and expenses	22	55
Regulatory assessment	31	34
Furniture, fixtures and equipment	31	31
Telephone, postage and delivery	23	24
Advertising expenses	11	16
Other expenses	181	223

Total other expenses	1,494	2,236

Loss before income tax expense	(453)	(1,212)

Income Tax Expense	3	-

Net loss	$(456)	$(1,212)

Basic and Diluted Loss per Share	$(0.17)	$(0.45)

SFSB, Inc.
Consolidated Statement of Changes in Shareholders' Equity
(Dollars in Thousands)
For the three months ended March 31, 2014 and 2013 (unaudited)

				Unearned
				Employee
			Retained	Stock
	Common	Paid-in	Earnings	Ownership	Treasury
	Stock	Capital	(Deficit)	Plan Shares	Stock	Total

Balance, December 31, 2013	$27	$12,719	$(5,722)	$(641)	$(2,322)	$4,061

Net loss	-	-	(456)	-	-	(456)

Compensation under stock
based benefit plans	-	(14)	-	14	-	-

Balance, March 31, 2014	$27	$12,705	$(6,178)	$(627)	$(2,322)	$3,605

Balance, December 31, 2012	$27	$12,774	$(2,112)	$(700)	$(2,322)	$7,667

Net loss	-	-	(1,212)	-	-	(1,212)

Compensation under stock
based benefit plans	-	(14)	-	14	-	-

Balance, March 31, 2013	$27	$12,760	$(3,324)	$(686)	$(2,322)	$6,455

SFSB, Inc.
Consolidated Statement of Cash Flows
(Dollars in Thousands)
(unaudited)

	Three Months Ended March 31,
	2014	2013

Cash Flows from Operating Activities
Net loss	$(456)	$(1,212)
Adjustments to reconcile net loss to net cash used in operating activities:
Amortization of deferred loan fees	(2)	(30)
Provision for loan losses	-	157
Valuation gain on foreclosed real estate	-	(702)
Gain on sale of loans	-	(24)
Gain on sale of foreclosed real estate	(45)	43
Loans originated for sale	-	(1,178)
Proceeds from loans sold	-	2,603
Provision for depreciation	46	46
Income on bank owned life insurance	(26)	(31)
(Increase) decrease in accrued interest receivable and other assets	(103)	45
(Decrease) increase in other liabilities	(65)	75

Net cash used in operating activities	(651)	(208)

Cash Flows from Investing Activities
Proceeds from sales of foreclosed real estate	848	1,625
Principal collected on mortgage-backed securities	10	7
Net decrease in loans originated	3,243	3,711
Net change in time deposits with banks	1,246	247
Redemption of Federal Home Loan Bank of Atlanta stock	66	89
Purchases of premises and equipment	(1)	-

Net cash provided by investing activities	5,412	5,679

Cash Flows from Financing Activities
Net decrease in deposits	(2,660)	(1,807)
Decrease in advance payments by borrowers for taxes and insurance	359	362

Net cash used in financing activities	(2,301)	(1,445)

Increase in cash and cash equivalents	2,460	4,026

Cash and Cash Equivalents, Beginning of Period	27,620	31,084

Cash and Cash Equivalents, End of Period	$30,080	$35,110

Supplementary Cash Flows Information
Income taxes paid	$2,546	$-

Interest paid	$467,822	$570,254

Non-cash transfer of loans to foreclosed real estate	$(86)	$(626)

SFSB, Inc.
Notes to Unaudited Consolidated Financial Statements

1.	Organizational Structure and Summary of Significant Accounting Policies

Principles of Consolidation

The consolidated financial statements include the accounts of SFSB, Inc. (“the Company”), its wholly-owned subsidiary, Slavie Federal Savings Bank (“the Bank”) and the Bank’s wholly-owned subsidiaries, Slavie Holdings, LLC (“Holdings”) and New Logic Properties, LLC (“New Logic”). The accompanying consolidated financial statements include the accounts and transactions of these companies on a consolidated basis. All intercompany accounts and transactions have been eliminated in the consolidated financial statements.

Slavie Bancorp, MHC, a mutual holding company whose activity is not included in the accompanying consolidated financial statements, owns 59.10% and 61.33% of the outstanding common stock of the Company as of December 31, 2013 and 2012, respectively.

Business

The Company’s primary business is the ownership and operation of the Bank. The Bank’s primary business activity is the acceptance of deposits from the general public and the use of the proceeds for investments and loan originations. The Bank is subject to competition from other financial institutions. The Bank is subject to the regulations of certain federal agencies and undergoes periodic examinations by those regulatory authorities.

Holdings, formed in 1999, as a Maryland limited liability company, located at 1614 Churchville Road, Bel Air, Maryland was created to acquire and manage certain real property. This property includes the main office and corporate headquarters of the Bank. In addition, the property houses mixed use office space, which is available for lease.

New Logic, formed in 2009, as a Maryland limited liability company, was created to acquire and manage real and personal properties, and is located at 1614 Churchville Road, Bel Air, Maryland.

Subsequent Events

On Friday, May 30, 2014, the Bank was closed by the Office of the Comptroller of the Currency (“OCC”), and the Federal Deposit Insurance Corporation (“FDIC”) was named Receiver.  Certain of the Bank’s assets and substantially all deposits and certain other liabilities were sold to Bay Bank, FSB (“Bay Bank”), the assuming institution (“the “Transaction”).  The former Bel Air, Maryland and Baltimore City, Maryland Bank branch locations are now being operated by Bay Bank.  The Transaction was completed in accordance with the terms of the Purchase and Assumption Agreement, All Deposits.  Based upon a preliminary closing with the FDIC as of May 30, 2014, the Bank acquired total assets of approximately $124.3 million, including approximately $90.6 million in loans.  The Bank also agreed to assume liabilities of approximately $111.0 million made up almost entirely of deposits.  These amounts are estimates and, accordingly, are subject to adjustments based upon final settlement with the FDIC and final determination of estimated fair values for loans, intangibles, and deposits when all necessary information becomes available and management has completed its analysis.  The Bank did not acquire any of Slavie’s other real estate owned.  Additionally, the Bank did not at closing commit to purchase any owned or lease bank premises of Slavie; however, the Bank was granted an option to elect following closing to purchase any or all of the banking premises owned by Slavie, or, in the case of lease banking premises, to assume the lease. The Bank plans to terminate the lease at the former Slavie Bel Air location in October 2014.

SFSB, Inc.
Notes to Unaudited Consolidated Financial Statements

Estimates

The consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America. In preparing the financial statements, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities as of the date of the statement of financial condition and revenues and expenses for the period. Actual results could differ significantly from those estimates. The material estimates that are particularly susceptible to significant change in the near-term relate to the determination of the allowance for loan losses, the valuation of foreclosed real estate, the valuation of deferred tax assets, and the determination of other than temporary impairment of mortgage-backed securities.

Cash and Cash Equivalents

For the statement of cash flows, cash and cash equivalents include cash on hand, cash in banks, Federal Home Loan Bank overnight deposits, interest bearing deposits with banks, and federal funds sold. Generally, federal funds are sold for one day periods.

The Bank is required to maintain average reserve balances, in the form of cash and balances with the Federal Reserve Bank, against its deposit liabilities.

Investments and Mortgage-Backed Securities

Investment securities available-for-sale are carried at fair value. Unrealized gains and losses, net of tax, on available-for-sale securities are reported as accumulated other comprehensive income until realized. Other-than-temporary impairment charges and realized gains and losses on sales, determined using the specific identification method, are included in earnings. No available-for-sale securities were held at March 31,2014 and December 31, 2013.

Mortgage-backed securities held-to-maturity are carried at amortized cost since management has the ability and intention to hold them to maturity. Amortization of related premiums and discounts are computed using the level yield method over the terms of the securities.

When the fair value of a security is less than its amortized cost basis, an assessment is made at the statement of financial condition date as to whether other-than-temporary impairment (OTTI) is present.

The Company considers numerous factors when determining whether a potential OTTI exists and the period over which the security is expected to recover. The principal factors considered are (1) the length of time and the extent to which the fair value has been less than the amortized cost basis, (2) the financial condition of the issuer (and guarantor, if any) and adverse conditions specifically related to the security, industry or geographic area, (3) failure of the issuer of the security to make scheduled interest or principal payments, (4) any changes to the rating of a security by a rating agency, and (5) the presence of credit enhancements, if any, including the guarantee of the federal government or any of its agencies.

SFSB, Inc.
Notes to Unaudited Consolidated Financial Statements

For debt securities, OTTI is considered to have occurred if (1) the Company intends to sell the security, (2) it is more likely than not the Company will be required to sell the security before recovery of its amortized cost basis, or (3) if the present value of expected cash flows is not sufficient to recover the entire amortized cost basis. There was no OTTI for the years ended December 31, 2013 and 2012.

Federal Home Loan Bank of Atlanta Stock

Restricted stock, which represents a required investment in the common stock of a correspondent bank, is carried at cost and as of March 31, 2014 and December 31, 2013, consists of the common stock of the Federal Home Loan Bank (FHLB) of Atlanta.

Management evaluates the restricted stock for impairment. Management’s determination of whether this investment is impaired is based on their assessment of the ultimate recoverability of the cost rather than by recognizing temporary declines in value. The determination of whether a decline affects the ultimate recoverability of the cost is influenced by criteria such as (1) the significance of the decline in net assets of the FHLB as compared to the capital stock amount for the FHLB and the length of time this situation has persisted, (2) commitments by the FHLB to make payments required by law or regulation and the level of such payments in relation to the operating performance of the FHLB, and (3) the impact of legislative and regulatory changes on institutions and, accordingly, on the customer base of the FHLB.

Management believes no impairment charge is necessary related to the FHLB stock as of March 31, 2014 and December 31, 2013.

Loans Receivable

Loans receivable that management has the intent and ability to hold until maturity or payoff are stated at their outstanding unpaid principal balances, net of an allowance for loan losses and any deferred fees and costs. Interest income is accrued on the unpaid principal balance. Loan origination fees and certain direct loan origination costs are deferred and recognized by the level yield method over the contractual life of the related loan as an adjustment of yield.

The loans receivable portfolio is segmented into the following classes: construction, commercial mortgage, commercial non-mortgage, land, 1-4 family residential mortgage, home equity, and consumer loans.

For all classes of loans receivable, the accrual of interest is generally discontinued when contractual payment of principal or interest has become 90 days past due or management has serious doubts about further collectibility of principal or interest, even though the loan is currently performing. A loan may remain on accrual status if it is in the process of collection and is either guaranteed or well secured. When a loan is placed on nonaccrual status, unpaid interest credited to income in the current year is reversed and unpaid interest accrued in prior years is charged against the allowance for loan losses. Interest received on nonaccrual loans generally is either applied against principal or reported as interest income, according to management’s judgment as to the collectibility of principal. Generally, loans are restored to accrual status when the obligation is brought current, has performed in accordance with the contractual terms for a reasonable period of time and the ultimate collectibility of the total contractual principal and interest is no longer in doubt. The past due status of all classes of loans receivable is based on contractual due dates for loan payments.

SFSB, Inc.
Notes to Unaudited Consolidated Financial Statements

Allowance for Loan Losses

The allowance for loan losses represents management’s estimate of losses inherent in the loan portfolio as of the balance sheet date and is recorded as a reduction to loans. The allowance for credit losses is increased by the provision for loan losses, and decreased by charge-offs, net of recoveries. Loans deemed to be uncollectible are charged against the allowance for loan losses, and subsequent recoveries, if any, are credited to the allowance. All, or part, of the principal balance of loans receivable are charged off to the allowance as soon as it is determined that the repayment of all, or part, of the principal balance is highly unlikely.

The allowance for loan losses is maintained at a level considered adequate to provide for losses that can be reasonably anticipated. Management performs a quarterly evaluation of the adequacy of the allowance. The allowance is based on the Company’s past loan loss experience, known and inherent risks in the portfolio, adverse situations that may affect the borrower’s ability to repay, the estimated value of any underlying collateral, composition of the loan portfolio, current economic conditions and other relevant factors. This evaluation is inherently subjective as it requires material estimates that may be susceptible to significant revision as more information becomes available.

The allowance consists of specific, general and unallocated components. The specific component relates to loans that are classified as impaired. For loans that are classified as impaired, an allowance is established when the discounted cash flows (or collateral value or observable market price) of the impaired loan is lower than the carrying value of that loan. The general component covers pools of loans by loan class including commercial loans not considered impaired, as well as smaller balance homogeneous loans. These pools of loans are evaluated for loss exposure based upon historical loss rates for each of these categories of loans, adjusted for qualitative factors. These qualitative risk factors include:

1.	Loan policy and practices

2.	Economic trends and real estate values

3.	Trends in loan quality and composition

4.	Management and staff quality

5.	Trends in delinquencies and non-accruals

6.	Loan review quality and oversight

7.	Loan concentration and credit levels

8.	Competition, law, and regulation

Each factor is assigned a value to reflect improving, stable or declining conditions based on management’s best judgment using relevant information available at the time of the evaluation. Adjustments to the factors are supported through documentation of changes in conditions in a narrative accompanying the allowance for loan loss calculation.

SFSB, Inc.
Notes to Unaudited Consolidated Financial Statements

A loan is considered impaired when, based on current information and events, it is probable that the Company will be unable to collect the scheduled payments of principal or interest when due according to the contractual terms of the loan agreement. Factors considered by management in determining impairment include payment status, collateral value and the probability of collecting scheduled principal and interest payments when due. Loans that experience insignificant payment delays and payment shortfalls generally are not classified as impaired. Management determines the significance of payment delays and payment shortfalls on a case-by-case basis, taking into consideration all of the circumstances surrounding the loan and the borrower, including the length of the delay, the reasons for the delay, the borrower’s prior payment record and the amount of the shortfall in relation to the principal and interest owed. Impairment is measured on a loan by loan basis for commercial loans by either the present value of expected future cash flows discounted at the loan’s effective interest rate or the fair value of the collateral if the loan is collateral dependent.

An allowance for loan losses is established for an impaired loan if its carrying value exceeds its estimated fair value. The estimated fair values of substantially all of the Company’s impaired loans are measured based on the estimated fair value of the loan’s collateral.

For commercial loans secured by real estate, estimated fair values are determined primarily through third-party appraisals. When a real estate secured loan becomes impaired, a decision is made regarding whether an updated certified appraisal of the real estate is necessary. This decision is based on various considerations, including the age of the most recent appraisal, the loan-to-value ratio based on the original appraisal and the condition of the property. Appraised values are discounted to arrive at the estimated selling price of the collateral, which is considered to be the estimated fair value. The discounts also include estimated costs to sell the property.

For commercial loans secured by non-real estate collateral, such as accounts receivable, inventory and equipment, estimated fair values are determined based on the borrower’s financial statements, inventory reports, accounts receivable agings or equipment appraisals or invoices. Indications of value from these sources are generally discounted based on the age of the financial information or the quality of the assets.

Large groups of smaller balance homogeneous loans may be individually or collectively evaluated for impairment. Accordingly, the Company may not separately identify individual residential mortgage loans, home equity loans and other consumer loans for impairment disclosures, unless such loans are the subject of a troubled debt restructuring agreement.

An unallocated component may be maintained to cover uncertainties that could affect management’s estimate of probable losses and additional reserves required based on regulatory examinations. The unallocated component of the allowance reflects the margin of imprecision inherent in the underlying assumptions used in the methodologies for estimating specific and general losses in the portfolio.

Loans whose terms are modified are classified as troubled debt restructurings if the Company grants such borrowers concessions and it is deemed that those borrowers are experiencing financial difficulty. Concessions granted under a troubled debt restructuring generally involve a temporary reduction in interest rate or an extension of a loan’s stated maturity date. Non-accrual troubled debt restructurings are restored to accrual status if principal and interest payments, under the modified terms, are current for six consecutive months after modification. Loans classified as troubled debt restructurings are designated as impaired.

SFSB, Inc.
Notes to Unaudited Consolidated Financial Statements

The allowance calculation methodology includes further segregation of loan classes into risk rating categories. The borrower’s overall financial condition, repayment sources, guarantors and value of collateral, if appropriate, are evaluated annually for commercial loans or when credit deficiencies arise, such as delinquent loan payments, for commercial and consumer loans. Credit quality risk ratings include regulatory classifications of special mention, substandard, doubtful, and loss. Loans criticized as special mention have potential weaknesses that deserve management’s close attention. If uncorrected, the potential weaknesses may result in deterioration of the repayment prospects. Loans classified as substandard have a well-defined weakness or weaknesses that jeopardize the liquidation of the debt. They include loans that are inadequately protected by the current sound net worth and paying capacity of the obligor or of the collateral pledged, if any. Loans classified doubtful have all the weaknesses inherent in loans classified substandard with the added characteristic that collection or liquidation in full, on the basis of current conditions and facts, is highly improbable. Loans not classified are rated pass.

In addition, Federal regulatory agencies, as an integral part of their examination process, periodically review the Company’s allowance for loan losses and may require the Company to recognize additions to the allowance based on their judgments about information available to them at the time of their examination, which may not be currently available to management. Based on management’s comprehensive analysis of the loan portfolio, management believes the current level of the allowance for loan losses is adequate.

Bank Owned Life Insurance

The Company purchases bank owned life insurance (“BOLI”) as a source of funding for employee benefit expenses. BOLI involves the purchasing of life insurance by the Company on a chosen group of employees. The Company is the owner and beneficiary of the policies. This life insurance asset is carried at the cash surrender value of the underlying policies. Income from the increase in cash surrender value of the policies is included in other income on the statement of operations.

Premises and Equipment

Land is carried at cost. Premises and equipment are carried at cost less accumulated depreciation. Depreciation is computed on the straight-line method, based on the useful lives of the respective assets.

Foreclosed Real Estate

Assets acquired through, or in lieu of, loan foreclosure are held for sale and are initially recorded at fair value less cost to sell at the date of foreclosure, establishing a new cost basis, generally by a charge to the allowance for loan losses. Subsequent to foreclosure, valuations are periodically performed by management and the assets are carried at the lower of carrying amount or fair value less cost to sell. Revenue and expenses from operations and changes in the valuation allowance are included in other expenses.

SFSB, Inc.
Notes to Unaudited Consolidated Financial Statements

Income Taxes

Income tax accounting guidance results in two components of income tax expense: current and deferred. Current income tax expense reflects taxes to be paid or refunded for the current period by applying the provisions of the enacted tax law to the taxable income or excess of deductions over revenues. The Company determines deferred income taxes using the liability (or balance sheet) method. Under this method, the net deferred tax asset or liability is based on the tax effects of the differences between the book and tax bases of assets and liabilities and enacted changes in tax rates and laws are recognized in the period in which they occur.

Deferred income tax expense results from changes in deferred tax assets and liabilities between periods. Deferred tax assets are reduced by a valuation allowance if, based on the weight of the evidence available, it is more likely than not that some portion or all of a deferred tax asset will not be realized.

SFSB, Inc.
Notes to Unaudited Consolidated Financial Statements

The Company accounts for uncertain tax positions if it is more likely than not, based on the technical merits, that the tax position will be realized or sustained upon examination. The term more-likely-than-not means a likelihood of more than 50 percent; the terms examined and upon examination also include resolution of the related appeals or litigation processes, if any. A tax position that meets the more-likely-than-not recognition threshold is initially and subsequently measured as the largest amount of tax benefit that has a greater than 50 percent likelihood of being realized upon settlement with a taxing authority that has full knowledge of all relevant information. The determination of whether or not a tax position has met the more-likely-than-not recognition threshold considers the facts, circumstances, and information available at the reporting date and is subject to management’s judgment.

The Company files a consolidated federal income tax return with the Bank and the Bank’s wholly-owned subsidiaries. The Company entered into a tax sharing agreement (under the Internal Revenue Section 1552) between SFSB, Inc. and the Bank. The agreement provides that the tax liability shall be apportioned between the entities in accordance with the ratio for which the portion of the consolidated taxable income attributed to each company realizing taxable income bears to the consolidated taxable income. SFSB, Inc. had $618,000 due to the Bank resulting from carryback claims at December 31, 2013 and $-0- due to or from the Bank at December 31, 2012.

The Company had no significant income tax uncertainties and recognized no adjustment for unrecognized income tax benefits for the years ended December 31, 2013 and 2012. Interest and penalties on unrecognized tax benefits are reflected in the income tax provision in the Consolidated Statement of Income. The Company did not recognize any interest and penalties for the years ended December 31, 2013 and 2012. The Company’s Federal and Maryland tax returns are subject to examination for the tax years 2010 through 2013.

Transfers of Financial Assets

Transfers of financial assets are accounted for as sales when control over the assets has been surrendered. Control over transferred assets is deemed to be surrendered when (1) the assets have been isolated from the Company, (2) the transferee obtains the right (free of conditions that constrain it from taking advantage of that right) to pledge or exchange the transferred assets, and (3) the Company does not maintain effective control over the transferred assets through an agreement to repurchase them before their maturity.

Advertising Costs

Advertising costs are expensed as incurred.

Off-Balance Sheet Financial Instruments

In the ordinary course of business, the Company has entered into off-balance sheet financial instruments consisting of commitments to extend credit. Such financial instruments are recorded in the statement of financial condition when they are funded.

Comprehensive Income (Loss)

Accounting principles generally require that recognized revenue, expenses, gains and losses be included in net income. Although certain changes in assets and liabilities, such as unrealized gains and losses on investment securities available-for-sale, are reported as a separate component of the shareholders’ equity section of the statement of financial condition, such items, along with net income (loss), are components of comprehensive income (loss).

SFSB, Inc.
Notes to Unaudited Consolidated Financial Statements

2.	Regulatory Formal Agreement

On July 17, 2012, the Bank and the Comptroller of the Currency of the United States of America entered into a Formal Agreement (#2012-191). The Comptroller found unsafe and unsound banking practices related to capital, asset quality, management, earnings and credit risk management.  The Bank and Board of Directors were further ordered to operate at all times in compliance with the articles of the Agreement.

Due to further decline in capital levels, the Bank executed a Stipulation and Consent to the Issuance of a Consent Order (“Stipulation and Consent”), dated January 7, 2014, pertaining to the issuance by the Office of the Comptroller of the Currency of a Consent Order. The provisions of the Order shall continue in full force and effect unless or until such provisions are amended in writing by mutual consent of the parties to the Agreement or excepted, waived, or terminated in writing by the Comptroller.

The Order requires that the Bank comply with the following requirements:

(1)
The Compliance Committee shall continue to consist of at least three (3) directors of which at least two (2) shall not be employees, former employees, or controlling shareholders of the Bank or any of its affiliates, or a family member of any such person. The Chairman of the Board may not serve as a member of the Compliance Committee. The Compliance Committee shall continue to be responsible for monitoring and coordinating the Bank’s adherence to the provisions of this Order. The Compliance Committee shall continue to meet at least monthly and within thirty (30) days of the end of each calendar quarter, the Compliance Committee shall submit a written progress report to the Board.

(2)
Within sixty (60) days of the date of this Order, the Board shall revise and forward to the Director for his review, a written three-year Strategic Plan that shall include a projection of major balance sheet and income statement components. The Strategic Plan shall establish objectives for the Bank’s overall risk profile, earnings performance, growth, balance sheet mix, off balance sheet activities, liability structure, capital and liquidity adequacy, together with strategies to achieve those objectives.

(3)
The Bank shall achieve and maintain by March 31, 2014, a Tier 1 (Core) Capital Ratio equal to or greater than nine percent (9%) and a Total Risk-Based Capital Ratio equal to or greater than fourteen percent (14%), each as defined in 12 C.F.R. Part 165.

(4)
Within sixty (60) days, the Board shall develop and implement an effective internal capital planning process to assess the Bank’s capital adequacy in relation to its overall risks and to ensure maintenance of appropriate capital levels.

(5)	Within sixty (60) days, the Board shall forward to the Director a written Capital Plan for the Bank, consistent with the Strategic Plan covering at least a three (3) year period.

(6)
The Bank may declare or pay a dividend or make a capital distribution only when the Bank is in compliance with its approved written Capital Plan, when the Bank is in compliance with 12 U.S.C. § 1467a(f) and 12 C.F.R. Part 163, subpart E; and when the Bank is in compliance with the minimum capital ratios set forth in this Article.

SFSB, Inc.
Notes to Unaudited Consolidated Financial Statements

(7)
Prior to adoption by the Board and prior to any subsequent revisions, the Bank’s written Capital Plan shall be submitted to the Director for prior written determination of no supervisory objection. The Board shall review and update the Bank’s written Capital Plan at least annually and more frequently if required by the Director.

At least monthly, the Board shall review financial reports and earnings analyses that evaluate the Bank’s performance against the goals and objectives established in the written Capital Plan, as well as the Bank’s written explanation of significant differences between the actual and projected balance sheet, income statement, and expense accounts. Documentation of the Board’s reviews shall be documented in the Board meeting minutes, which shall be forwarded to the Director within ten (10) days of completion.

(8)
Within sixty (60) days, the Board shall request current and satisfactory credit and collateral information on all loans lacking such information, including but not limited to loans within the Bank’s non-owner occupied residential/investor loan portfolio. The Board shall take immediate and continuing action to adhere to credit risk management policies and procedures that ensure effective credit administration, portfolio management and monitoring, and risk mitigation.

(9)
The Board shall ensure that all Bank lenders or any other personnel performing credit analyses receive loan policy training at least annually. Process and procedures must be in place to ensure that additional training is provided as needed.

(10)
Effective immediately, the Board shall ensure that the risk associated with the Bank’s loans and other assets is properly reflected and accounted for on the Bank’s books and records and that the Bank properly recognizes income.

(11)
The Board shall take immediate and continuing action to review, monitor, and ensure adherence to a written program designed to eliminate the basis of criticism of assets and shall develop Criticized Asset Reports on credit relationships of $150,000 or more.

(12)	Effective immediately, the Bank may not extend credit to a borrower whose loans or other extensions of credit are criticized whose aggregate loans exceed $150,000 unless specific conditions are met.

(13)
Within ninety (90) days, the Board shall obtain a current appraisal or evaluation of the real estate securing each criticized or classified asset where the existing valuation is more than twelve (12) months old.

(14)
The Board shall continue to review, monitor, maintain and adhere to a written concentration risk management program for identifying, monitoring, and controlling risks associated with concentrations of credit in accordance with guidance set forth in OCC Bulletin 2006-46 (December 6, 2006), Concentrations in Commercial Real Estate Lending, Sound Risk Management Practices.

(15)
The Board shall continue to maintain and adhere to a written policy and procedures for the maintenance of an adequate Allowance for Loan and Lease Losses (“ALLL”). The policy shall provide for a review of the ALLL by the Board at least once each calendar quarter. Any deficiency in the ALLL shall be remedied in the quarter it is discovered.

(16)
The Board shall take actions to ensure that the Bank’s book, records, and management information systems are restored and maintained in a complete and accurate condition. Within ninety (90) days, the Board shall develop an Action Plan, including formal accounting and financial internal control policies and procedures.

(17)
The Bank shall not enter into any contract with a third party, to assist in the sale, merger, or recapitalization of the Bank that requires the payment of anything other than expenses prior to such sale, merger, or recapitalization, or that requires the Bank to pay the cost of performing due diligence unless the Bank first receives the Director’s written determination of no supervisory objection.

SFSB, Inc.
Notes to Unaudited Consolidated Financial Statements

At March 31, 2014, the Bank was not in compliance with the capital requirements set by the Stipulation and Consent.

3.	Investment Securities

Available-for-Sale Investments

The Company held no available-for-sale investments as of March 31, 2014 and December 31, 2013.

Mortgage-Backed Securities, Held-to-Maturity

The amortized cost and fair value of residential mortgage-backed securities, held-to-maturity are as follows:

	March 31, 2014
	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value
	(In Thousands)
GNMA	$193	$7	$—	$200

December 31, 2013
GNMA	$203	$8	$—	$211

The Company had no gross unrealized losses on mortgage-backed securities at March 31, 2014 and December 31, 2013.

There were no investment or mortgage-backed securities pledged as collateral at March 31, 2014 and December 31, 2013.

SFSB, Inc.
Notes to Unaudited Consolidated Financial Statements

4.	Loans Receivable

Loans receivable consist of the following:

	March 31, 2014	December 31, 2013
	(In Thousands)
Mortgage loans 1-4 family residential	$58,288	$59,845
Construction loans	545	548
Commercial mortgage loans	7,694	8,463
Commercial non-mortgage loans	9,953	10,504
Home equity loans	10,732	10,899
Land loans	4,404	4,531
Consumer loans	272	300

Total gross loans receivable	91,888	95,090

Allowance for loan losses	(3,990)	(3,862)
Deferred loan fees	(31)	(34)

Total loans receivable, net	$87,867	$91,194

SFSB, Inc.
Notes to Unaudited Consolidated Financial Statements

Residential lending is generally considered to involve less risk than other forms of lending, although payment experience on these loans is dependent to some extent on economic and market conditions in the Bank's lending area. Commercial loan repayments are generally dependent on the operations of the related properties or the financial condition of its borrower or guarantor. Accordingly, repayment of such loans can be more susceptible to adverse conditions in the real estate market and the regional economy.

The following tables present the classes of the loan portfolio summarized by the aggregate pass rating and the classified ratings of special mention, substandard, doubtful and loss within the Company’s internal risk rating system as of March 31, 2014 and December 31, 2013:

	March 31, 2014
	Pass	Special Mention	Substandard	Doubtful		Loss		Total
	(In Thousands)
Mortgage loans 1-4 family residential	$51,036	$4,586	$2,666	$	―	$	―	$58,288
Construction loans	―	―	545		―		―	545
Commercial mortgage loans	3,000	2,087	2,607		―		―	7,694
Commercial non-mortgage loans	4,461	2,415	3,077		―		―	9,953
Home equity loans	10,468	―	264		―		―	10,732
Land loans	418	―	3,986		―		―	4,404
Consumer loans	272	―	―		―		―	272

	$69,655	$9,088	$13,145	$	―	$	―	$91,888

SFSB, Inc.
Notes to Unaudited Consolidated Financial Statements

	December 31, 2013
	Pass	Special Mention	Substandard	Doubtful	Loss	Total
	(In Thousands)
Mortgage loans 1-4 family residential	$52,194	$4,843	$2,808	$—	$—	$59,845
Construction loans	―	―	548	—	—	548
Commercial mortgage loans	3,159	2,106	3,198	—	—	8,463
Commercial non-mortgage loans	4,821	1,498	4,185	—	—	10,504
Home equity loans	10,634	―	265	—	—	10,899
Land loans	432	―	4,099	—	—	4,531
Consumer loans	300	―	—	—	—	300

	$71,540	$8,447	$15,103	$—	$—	$95,090

The following table summarizes information in regards to impaired loans by loan portfolio class as of March 31, 2014 and for the three months ended March 31, 2014:

	As of March 31, 2014						For the three months ended March 31, 2014
	Recorded Investment		Unpaid Principal Balance		Related Allowance		Average Recorded Investment		Interest Income Recognized
	(In Thousands)
With no related allowance recorded:
Mortgage loans 1-4 family residential		$2,500		$4,712	$	―		$2,792		$4
Construction loans		545		561		―		561		―
Commercial mortgage loans		2,392		2,563		―		2,557		―
Commercial non-mortgage loans		1,184		1,308		―		1,857		―
Home equity loans		―		―		―		―		―
Land loans		3,361		4,232		―		4,049		―

With an allowance recorded:
Mortgage loans 1-4 family residential	$	―	$	―	$	―	$	―	$	―
Construction loans		―		―		―		―		―
Commercial mortgage loans		―		―		―		―		―
Commercial non-mortgage loans		1,894		1,913		471		1,917		26
Home equity loans		130		130		116		130		3
Land loans		325		340		4		340		―

Total:
Mortgage loans 1-4 family residential		$2,500		$4,712	$	―		$2,792		$4
Construction loans		545		561		―		561		―
Commercial mortgage loans		2,392		2,563		―		2,557		―
Commercial non-mortgage loans		3,078		3,221		471		3,774		26
Home equity loans		130		130		116		130		3
Land loans		3,986		4,572		4		4,389		―

SFSB, Inc.
Notes to Unaudited Consolidated Financial Statements

The following table summarizes information in regards to impaired loans by loan portfolio class as of December 31, 2013 and for the three months ended March 31, 2013:

	As of December 31, 2013				For the three months ended March 31, 2013
	Recorded Investment	Unpaid Principal Balance	Related Allowance		Average Recorded Investment	Interest Income Recognized
	(In Thousands)
With no related allowance recorded:
Mortgage loans 1-4 family residential	$1,915	$3,748	$	―	$4,298	$332
Construction loans	548	559		―	―	―
Commercial mortgage loans	3,198	4,382		―	2,095	51
Commercial non-mortgage loans	2,063	2,134		―	154	7
Home equity loans	―	―		―	115	9
Land loans	3,768	4,274		―	2,860	81

With an allowance recorded:
Mortgage loans 1-4 family residential	$724	$944		$84	$116	$71
Construction loans	―	―		―	193	12
Commercial mortgage loans	―	―		―	―	―
Commercial non-mortgage loans	1,907	1,919		90	1,230	124
Home equity loans	130	130		27	―	―
Land loans	330	340		8	―	―

Total:
Mortgage loans 1-4 family residential	$2,639	$4,692		$84	$4,415	$403
Construction loans	548	559		―	193	12
Commercial mortgage loans	3,198	4,382		―	2,095	51
Commercial non-mortgage loans	3,970	4,053		90	1,383	132
Home equity loans	130	130		27	115	9
Land loans	4,098	4,614		8	2,860	81

The following table presents nonaccrual loans by classes of the loan portfolio as of March 31, 2014 and December 31, 2013:

	March 31, 2014	December 31, 2013
	(In Thousands)
Mortgage loans 1-4 family residential	$1,713	$2,140
Construction loans	545	548
Commercial mortgage loans	2,684	3,198
Commercial non-mortgage loans	1,840	2,727
Home equity loans	―	―
Land loans	3,986	4,099

	$10,768	$12,712

There were no loans past due ninety days or more and still accruing interest at March 31, 2014 and December 31, 2013.

SFSB, Inc.
Notes to Unaudited Consolidated Financial Statements

The performance and credit quality of the loan portfolio is also monitored by analyzing the age of the loans receivable as determined by the length of time a recorded payment is past due. The following table presents the classes of the loan portfolio summarized by the past due status as of March 31, 2014 and December 31, 2013:

	March 31, 2014
	30-59 Days Past Due	60-89 Days Past Due	Greater Than 90 Days	Total Past Due	Current	Total Loans Receivable	Loans Receivable >90 Days and Accruing
	(In Thousands)
Mortgage loans 1-4 family residential	$1,790	$354	$92	$3,056	$55,231	$58,288	$—
Construction loans	—	—	545	545	—	545	—
Commercial mortgage loans	—	—	2,684	2,684	5,010	7,694	—
Commercial non-mortgage loans	704	—	1,840	2,544	7,409	9,953	—
Home equity loans	74	—	—	74	10,659	10,732	—
Land loans	—	—	3,141	3,141	1,263	4,404	—
Consumer loans	1	—	—	1	271	272	—

	$2,569	$354	$9,122	$12,045	$79,843	$91,888	$—

	December 31, 2013

Mortgage loans 1-4 family residential	$1,258	$922	$1,524	$3,704	$56,141	$59,845	$—
Construction loans	—	—	548	548	—	548	—
Commercial mortgage loans	683	—	3,198	3,881	4,582	8,463	—
Commercial non-mortgage loans	1,242	—	2,727	3,969	6,535	10,504	—
Home equity loans	32	—	—	32	10,867	10,899	—
Land loans	—	—	3,238	3,238	1,293	4,531	—
Consumer loans	16	—	-	16	284	300	—

	$3,231	$922	$11,235	$15,388	$79,702	$95,090	$—

SFSB, Inc.
Notes to Unaudited Consolidated Financial Statements

The Company may grant a concession or modification for economic or legal reasons related to a borrower's financial condition that it would not otherwise consider resulting in a modified loan which is then identified as a troubled debt restructuring (TDR) if the borrower is experiencing financial difficulty. The Company may modify loans through rate reductions at a below market interest rate given the related credit risk, extensions of maturity, interest only payments, or payment modifications to better match the timing of cash flows due under the modified terms with the cash flows from the borrowers' operations. Loan modifications are intended to minimize the economic loss and to avoid foreclosure or repossession of the collateral. All TDRs are considered impaired loans for purposes of calculating the Company's allowance for loan losses and are classified as impaired loans for the purpose of financial reporting.

The Company identifies loans for potential restructure primarily through direct communication with the borrower and evaluation of the borrower's financial statements, revenue projections, tax returns, and credit reports. Even if the borrower is not presently in default, management will consider the likelihood that cash flow shortages, adverse economic conditions, and negative trends may result in a payment default in the near future.

The following table summarizes information in regards to troubled debt restructurings by loan portfolio class at March 31, 2014 and December 31, 2013:

	Pre- Modification Outstanding Recorded Investments	Post- Modification Outstanding Recorded Investments	Recorded Investments
	(Dollars in Thousands)

March 31, 2014:
Mortgage loans 1-4 family residential	$1,649	$1,649	$776
Commercial non-mortgage loans	1,194	1,194	1,233

	$2,843	$2,843	$2,009

December 31, 2013:
Mortgage loans 1-4 family residential	$1,649	$1,649	$578
Commercial non-mortgage loans	1,194	1,194	1,242

	$2,843	$2,843	$1,820

SFSB, Inc.
Notes to Unaudited Consolidated Financial Statements

The following table shows loans whose terms have been modified under trouble debt restructurings during the three months ended March 31, 2014 and 2013 (in thousands):

	Number of Contracts		Pre- Modification Outstanding Recorded Investments		Post- Modification Recorded Investments

Three months ended March 31, 2014:
Mortgage loans 1-4 family residential	$	―	$	―	$	―

Three months ended March 31, 2013:
Mortgage loans 1-4 family residential	$	―	$	―	$	―

As of March 31, 2014, 2 of the loans modified during the previous twelve months were in default having a carrying value of $1.3 million.

The following tables summarize the activity by segments of the allowance for loan losses, segregated into the amount required for loans individually evaluated for impairment and the amount required for loans collectively evaluated for impairment for the three months ended March 31, 2014 and 2013:

	For the three months ended March 31, 2014
		Mortgage Loans 1-4 Family Residential	Construction Loans		Commercial Mortgage Loans		Commercial Non-Mortgage Loans
		(In Thousands)

Allowance for loan losses:
Balance at beginning of period		$3,083	$	―		$326	$225
Charge-offs		(355)		―		―	―
Recoveries		55		―		421	3
Provisions		(159)		―		(459)	598

Balance at end of period		$2,624	$	―		$288	$826

	Home Equity Loans	Land Loans	Consumer Loans		Unallocated		Total
	(In Thousands)

Allowance for loan losses:
Balance at beginning of period	$206	$19		$3	$	―	$3,862
Charge-offs	―	―		―		―	(355)
Recoveries	1	―		3		―	483
Provisions	33	(10)		(3)		―	―

Balance at end of period	$240	$9		$3	$	―	$3,990

SFSB, Inc.
Notes to Unaudited Consolidated Financial Statements

	For the three months ended March 31, 2013

		Mortgage Loans 1-4 Family Residential	Construction Loans	Commercial Mortgage Loans		Commercial Non-Mortgage Loans
		(In Thousands)
Allowance for loan losses:
Balance at beginning of period		$4,312	$17		$687	$325
Charge-offs		(789)	―		(30)	―
Recoveries		―	―		―	3
Provisions		(90)	55		(139)	(62)

Balance at end of period		$3,433	$72		$518	$266

	Home Equity Loans	Land Loans	Consumer Loans	Unallocated		Total
	(In Thousands)

Allowance for loan losses:
Balance at beginning of period	$79	$193	$4	$	―	$5,617
Charge-offs	(15)	(85)	―		―	(919)
Recoveries	―	―	―		―	3
Provisions	153	242	(2)		―	157

Balance at end of period	$217	$350	$2	$	―	$4,858

Information pertaining to the allocation of the allowance for loan losses and balances of the allowance for loan losses and loans receivable based on individual and collective impairment evaluation by loan portfolio class as of March 31, 2014 and December 31, 2013:

	March 31, 2014
	Allowance for Loan Losses				Loans Receivable
	Balance	Balance Related to Loans Individually Evaluated for Impairment		Balance Related to Loans Collectively Evaluated for Impairment	Balance	Balance Individually Evaluated for Impairment	Balance Collectively Evaluated for Impairment
	(In Thousands)

Mortgage loans 1-4 family residential	$2,624	$	―	$2,624	$58,288	$2,500	$55,788
Construction loans	―		―	―	545	545	―
Commercial mortgage loans	288		―	288	7,694	2,392	5,302
Commercial non-mortgage loans	826		470	356	9,953	3,078	6,876
Home equity loans	240		116	124	10,732	130	10,602
Land loans	9		4	5	4,404	3,986	418
Consumer loans	3		―	3	272	―	272
Unallocated	―		―	―	―	―	―

	$3,990		$590	$3,400	$91,888	$12,630	$79,258

SFSB, Inc.
Notes to Unaudited Consolidated Financial Statements

	December 31, 2013
	Allowance for Loan Losses			Loans Receivable
	Balance	Balance Related to Loans Individually Evaluated for Impairment	Balance Related to Loans Collectively Evaluated for Impairment	Balance	Balance Individually Evaluated for Impairment	Balance Collectively Evaluated for Impairment
	(In Thousands)

Mortgage loans 1-4 family residential	$2,980	$84	$2,897	$59,845	$2,639	$57,206
Construction loans	—	—	—	548	548	—
Commercial mortgage loans	313	—	313	8,463	3,198	5,265
Commercial non-mortgage loans	208	90	118	10,504	3,970	6,534
Home equity loans	206	27	179	10,899	130	10,769
Land loans	19	8	11	4,531	4,098	433
Consumer loans	3	—	3	300	—	300
Unallocated	133	—	133	—	—	—

	$3,862	$209	$3,654	$95,090	$14,583	$80,507

The Bank is a party to financial instruments with off-balance-sheet risk in the normal course of business to meet the financial needs of its customers. The financial instruments are limited to commitments to extend credit and involve, to varying degrees, elements of credit risk in excess of the amount recognized in the statement of financial position. The contract amounts of these instruments express the extent of involvement the Bank has in each class of financial instruments.

The Bank's exposure to credit loss from non-performance by the other party to the above-mentioned financial instruments is represented by the contractual amount of those instruments. The Bank uses the same credit policies in making commitments and conditional obligations as it does for on-balance-sheet instruments. The credit risk involved in these financial instruments is essentially the same as that involved in extending loan facilities to customers.

Unless otherwise noted, the Bank does not require collateral or other security to support financial instruments with off-balance-sheet credit risk.

	Contract Amount at
Financial Instruments Whose Contract Amount Represents Credit Risk	March 31, 2014	December 31, 2013
	(In Thousands)

Lines of credit, commercial	$431	$269
Lines of credit, home equity	5,621	5,673
Lines of credit, overdraft checking	108	100
Mortgage loan commitments	197	50

Commercial lines of credit include lines of credit collateralized by commercial real estate, and revolving lines of credit (RLOC). RLOC are typically used for short term working capital needs and are based most heavily on the accounts receivable and inventory components of the borrower’s balance sheet. RLOC have terms of one year, are subject to annual reaffirmation and carry variable rates of interest. The Bank generally receives a one percent fee, based on the commitment amount.

SFSB, Inc.
Notes to Unaudited Consolidated Financial Statements

For both types of credit facilities listed above, we evaluate each customer’s credit worthiness on a case-by-case basis.

Home equity lines of credit are secured by second deeds of trust on residential real estate. They have fixed expiration dates as long as there is no violation of any condition established in the contract. We evaluate each customer’s credit worthiness on a case-by-case basis.

Overdraft lines of credit on checking accounts are unsecured. Linked to any Bank personal checking account, the line will automatically make a deposit to the customer’s checking account if the balance falls below the amount needed to pay an item presented for payment.

As of March 31, 2014, we had one outstanding commitment, a thirty-year fixed-rate mortgage loan that is a loan held for sale at 5.125%. As of December 31, 2013, we had one outstanding commitment to make a ten-year mortgage loan at a fixed rate of 3.125%. Loan commitments expire 60 days from the date of the commitment.

For the three months ended March 31, 2014 and 2013, we engaged in no off-balance sheet transactions reasonably likely to have a material effect on our financial condition, results of operations or cash flows.

5.	Borrowings

The Bank has a line of credit from the FHLB of Atlanta. The line is secured by the FHLB of Atlanta stock and a blanket lien on mortgages. The borrowing limit is defined as a percentage of total assets. Each borrowing is evaluated on a case-by-case basis by the lender. The FHLB unused credit line amounted to $6.5 million and $942,000 at March 31, 2014 and December 31, 2013, respectively.

At March 31, 2014 and December 31, 2013, outstanding borrowings with the FHLB were $25.0 million. Borrowings at March 31, 2014 and December 31, 2013 consisted of $25.0 million long-term fixed rate FHLB advances with interest rates ranging from 2.59% to 3.71%.

At March 31, 2014, $18.5 million matures in 4 to 5 years and $6.5 million matures in more than five years.

6.	Deposits

The Bank has the following deposits:

	March 31, 2014	December 31, 2013
	(In Thousands)

Non-interest bearing demand deposits	$2,275	$2,239
NOW and money market demand deposits	26,250	26,835
Savings deposits	13,423	13,387
Certificates of deposit	68,250	70,667

	$110,468	$113,128

SFSB, Inc.
Notes to Unaudited Consolidated Financial Statements

The aggregate amount of certificates of deposit accounts with a minimum denomination of $100,000 was $33,886,000 and $38,399,000 as of March 31, 2014 and December 31, 2013, respectively.

Scheduled maturities of certificates of deposit are as follows (in thousands):

Period ending December 31:
2014	$29,250
2015	18,218
2016	11,823
2017	5,577
2018	3,652

$68,250

7.   401(k) Plan and Deferred Compensation Agreement

The Bank maintains a 401(k) plan. The Bank will match 25% of employee’s contribution up to the amount as permitted by law. The Bank’s cost was $7,000 and $6,000 for the three months ended March 31, 2014 and 2013, respectively.

8.	Stock Grants and Stock Option Plans

Under the 2005 Stock Option Incentive Plan (the Plan), the directors and certain employees of the Company were eligible to receive options to purchase shares of common stock with an exercise price equal to the fair market value of a share of common stock on the grant date. Shares that may be issued under the Plan shall not exceed in the aggregate 102,061 shares. No additional options remained available for grant at March 31, 2014. No options were granted during the three months ended March 31, 2014 and 2013.

Information regarding the Company's stock option plan as of and for the three months March 31, 2014 were as follows:

	Shares	Weighted Average Price	Weighted Average Remaining Life	Aggregate Intrinsic Value

Options outstanding, December 31, 2013	93,313	$9.15	2.6	$-

Options exercisable, December 31, 2013	93,313	$9.15	1.6	$-

Options outstanding, March 31, 2014	93,313	$9.15	2.4	$-

Options exercisable, March 31, 2014	93,313	$9.15	1.4	$-

SFSB, Inc.
Notes to Unaudited Consolidated Financial Statements

All options are exercisable at March 31, 2014 and December 31, 2013 and there was no compensation expense recognized for the three months ended March 31, 2014 and 2013.

9.	ESOP

In 2004, the Bank reorganized to a federally chartered stock savings bank and established the ESOP for its employees. The ESOP acquired 116,630 shares of the Company’s common stock with funds provided by a loan from the Company, to be repaid principally from the Bank’s contributions to the ESOP with twenty equal annual installments through 2024, bearing interest at the Wall Street Journal prime rate adjusted monthly. Shares are released to participants proportionately as the loan is repaid. The Bank recognizes compensation expense as shares are committed for release from collateral at their current market price. Dividends on allocated shares are recorded as a reduction of retained earnings and dividends on unallocated shares are recorded as a reduction of debt. The compensation cost for the three months ended March 31, 2014 and 2013 was $311 and $1,312, respectively. The ESOP holds the common stock in a trust for allocation among participating employees and on an annual basis a contribution is allocated from the Bank to the participants’ accounts. There were $62,689 and 64,147 of unearned ESOP shares at March 31, 2014 and December 31, 2013, respectively. The fair value of unearned ESOP shares at March 31, 2014 and December 31, 2013 was estimated to be $16,000 and $14,000, respectively.

The total of released unearned ESOP shares was $14,000 for both three months ended March 31, 2014 and 2013. The difference between the amounts released from unearned ESOP shares and the compensation cost was $14,000 and $14,000, and was charged to paid-in-capital in during three months ended March 31, 2014 and 2013, respectively.

All employees of the Bank who attain the age of 21 and complete one year of service with the Bank are eligible to participate in the ESOP. Each participant’s vested interest under the ESOP is determined according to the following schedule: 0% for less than 5 years of service with the Company and 100% for more than 5 years of service. For vesting purposes, a year of service means any plan year in which an employee completes at least 1,000 hours of service (whether before or after the ESOP’s January 1, 2004 effective date). Vesting accelerates to 100% upon a participant’s attainment of normal retirement age 65, death or disability.

10.	Regulatory Requirements

The Bank is subject to various regulatory capital requirements administered by the federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory and possibly additional discretionary actions by regulators that, if undertaken, could have a direct material effect on the Company’s financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Bank must meet specific capital guidelines that involve quantitative measures of the Bank's assets, liabilities, and certain off-balance-sheet items as calculated under regulatory accounting principles. The Bank's capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings, and other factors. Quantitative measures established by regulation to ensure capital adequacy require the Bank to maintain minimum amounts and ratios (set forth in the table below) of total and Tier I capital (as defined in the regulations) to risk-weighted assets (as defined), and of Tangible and Core (leverage) capital (as defined) to average assets (as defined).

On January 7, 2014, the Comptroller issued a Consent Order, discussed in Note 2, against the Bank that stated the Bank shall achieve and maintain by March 31, 2014, a Tier 1 (Core) Capital Ratio equal to or greater than 9% and a Total Risk-Based Capital Ratio equal to or greater than 14%. As of March 31, 2014, the Bank’s Tier 1 (Core) Capital Ratio was 2.09%, which is less than the 9% required, and the Total Risk-Based Capital Ratio was 5.13%, which is less than the 14% required at March 31, 2014.

SFSB, Inc.
Notes to Unaudited Consolidated Financial Statements

The following table summarizes the Bank's regulatory capital position at March 31, 2014 and December 31, 2013:

	March 31, 2014
	Actual		For Capital Adequacy Purposes			To be Well Capitalized under Prompt Corrective Action Provisions
	Amount	Ratio	Amount		Ratio	Amount		Ratio
	(Dollar in Thousands)

Tangible (to adjusted total assets)	$2,934	2.09%	$	> 2,101	> 1.50%		N/A	N/A
Tier 1 risk-based (to risk-weighted assets)	2,934	3.83		N/A	N/A	$	> 3,832	> 5.00%
Core (leverage) (to adjusted total assets)	2,934	2.09		≥ 5,603	≥ 4.00		≥ 12,605	≥ 9.00
Total risk-based (to risk-weighted assets)	3,929	5.13		≥ 6,134	≥ 8.00		≥ 10,730	≥14.00

	December 31, 2013

Tangible (to adjusted total assets)	$3,117	2.18%	$	> 2,142	> 1.50%		N/A	N/A
Tier 1 risk-based (to risk-weighted assets)	3,117	3.85		N/A	N/A	$	> 4,047	> 5.00%
Core (leverage) (to adjusted total assets)	3,117	2.18		≥ 5,713	≥ 4.00		≥ 12,854	≥ 9.00
Total risk-based (to risk-weighted assets)	4,164	5.14		≥ 6,476	≥ 8.00		≥ 11,332	≥14.00

The following table provides a reconciliation of total shareholders’ equity per the consolidated financial statements to total risk-based capital reflected in the above table:

	March 31, 2014	December 31, 2013
	(In Thousands)

Total consolidated shareholders’ equity	$3,605	$4,061
Adjustment for parent company equity in excess of its investment in the Bank	(671)	(944)

Tangible, Tier 1 and Core capital	2,934	3,117

Allowance for loan losses for risk-based capital	995	1,047

Total risk-based capital	$3,929	$4,164

SFSB, Inc.
Notes to Unaudited Consolidated Financial Statements

11.	Fair Value Measurements and Fair Values for Financial Instruments

Management uses its best judgment in estimating the fair value of the Company’s assets and liabilities; however, there are inherent weaknesses in any estimation technique. Therefore, for substantially all assets and liabilities, the fair value estimates herein are not necessarily indicative of the amounts the Company could have realized in sale transactions on the dates indicated. The estimated fair value amounts have been measured as of March 31, 2014 and December 31, 2013 and have not been re-evaluated or updated for purposes of these financial statements subsequent to those respective dates. As such, the estimated fair values of these assets and liabilities subsequent to the respective reporting dates may be different than the amounts reported at each year-end.

The fair value hierarchy prioritizes the inputs to valuation methods used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements). The three levels of the fair value hierarchy are as follows:

Level 1 - Quoted prices for identical instruments in active markets.

Level 2 - Quoted prices for similar instruments in active markets; quoted prices for identical or similar instruments in markets that are active, and model derived valuations in which significant inputs or significant drivers are observable in active markets.

Level 3 - Valuations derived from valuation techniques in which one or more significant inputs or significant drivers are unobservable.

An asset’s or liability’s level within the fair value hierarchy is based on the lowest level of input that is significant to the fair value measurement.

No financial instruments were accounted for at fair value on a recurring basis at March 31, 2014 or December 31, 2013.

For assets measured at fair value on a non-recurring basis, the fair value measurements by level within the fair value hierarchy used at March 31, 2014 and December 31, 2013 are as follows:

	March 31, 2014
	Total	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)
	(In Thousands)

Impaired loans	$12,040	$-	$-	$12,040

Foreclosed real estate	$6,266	$-	$-	$6,266

SFSB, Inc.
Notes to Unaudited Consolidated Financial Statements

	December 31, 2013
	Total	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)
	(In Thousands)

Impaired loans	$14,364	$-	$-	$14,364

Foreclosed real estate	$6,983	$-	$-	$6,983

The following table presents additional quantitative information about assets measured on a nonrecurring basis and for which the Company has utilized Level 3 inputs to determine fair value:

	March 31, 2014

	Fair Value at March 31, 2014	Valuation Technique	Unobservable Input	Range

Impaired loans	$12,040	Appraisal of collateral (1)(2)	Appraisal discounts (2)	7-10%

Foreclosed real estate	$6,266	Appraisal of collateral (1)(3)	Appraisal discounts (2)	7-10%

	December 31, 2013

	Fair Value at December 31, 2013	Valuation Technique	Unobservable Input	Range

Impaired loans	$14,364	Appraisal of collateral (1)(2)	Appraisal discounts (2)	7-10%

Foreclosed real estate	$6,983	Appraisal of collateral (1)(3)	Appraisal discounts (2)	7-10%

(1)	Fair value is generally determined through independent appraisals of the underlying collateral.
(2)
Appraisals may be adjusted by management for qualitative factors such as economic conditions and estimated liquidation expenses. The range of liquidation expenses and other appraisal adjustments are presented as a percent of the appraisal.

(3)	Includes qualitative adjustments by management and estimated liquidation expenses.

SFSB, Inc.
Notes to Unaudited Consolidated Financial Statements

The following information should not be interpreted as an estimate of the fair value of the entire Company since a fair value calculation is only provided for a limited portion of the Company’s assets and liabilities. Due to a wide range of valuation techniques and the degree of subjectivity used in making the estimates, comparisons between the Company’s disclosures and those of other companies may not be meaningful. The following methods and assumptions were used to estimate the fair values of the Company’s assets and liabilities at March 31, 2014 and December 31, 2013:

Cash and Cash Equivalents (Carried at Cost)

The carrying value for cash and short-term instruments approximate those assets’ fair values.

Time Deposits with Banks (Carried at Cost)

The carrying amount of time deposits with banks approximates fair value.

Investment and Mortgage-Backed Securities

The fair value of investment securities held-to-maturity (carried at amortized cost) are determined by obtaining quoted market prices on nationally recognized securities exchanges (Level 1), or matrix pricing (Level 2), which is a mathematical technique used widely in the industry to value debt securities without relying exclusively on quoted market prices for the specific securities but rather by relying on the securities’ relationship to other benchmark quoted prices.

FHLB of Atlanta Stock (Carried at Cost)

The carrying value of FHLB of Atlanta stock approximates fair value based on redemption provisions of the FHLB of Atlanta.

Loans Receivable (Carried at Cost)

The fair values of loans (excluding impaired loans) are estimated using discounted cash flow analyses, using market rates at the statement of financial condition date that reflect the credit and interest rate-risk inherent in the loans. Projected future cash flows are calculated based upon contractual maturity or call dates, projected repayments and prepayments of principal. Generally, for variable rate loans which reprice frequently and with no significant change in credit risk, fair values are based on carrying values.

Impaired Loans (Generally Carried at Fair Value)

Impaired loans are those for which the Company has measured impairment generally based on the fair value of the loan’s collateral. Fair value is generally determined based upon independent third-party appraisals of the properties, or discounted cash flows based upon the expected proceeds. These assets are included as Level 3 fair values, based upon the lowest level of input that is significant to the fair value measurements.

Accrued Interest Receivable and Payable (Carried at Cost)

The carrying values of accrued interest receivable and accrued interest payable approximate their fair values.

SFSB, Inc.
Notes to Unaudited Consolidated Financial Statements

Foreclosed Real Estate (Carried at Lower of Cost or Fair Value Less Estimated Selling Costs)

Fair values of foreclosed assets are based on independent third party appraisals of the properties or discounted cash flows based upon the expected sales proceeds upon disposition of the assets. These values were generally determined based on the sales prices of similar properties in the proximate vicinity. These assets are included as Level 3 fair values, based upon the lowest level of input that is significant to the fair value measurement.

Deposit Liabilities (Carried at Cost)

The fair values disclosed for demand deposits (e.g., interest and noninterest checking, passbook savings and money market accounts) are, by definition, equal to the amount payable on demand at the reporting date (i.e., their carrying amounts). Fair values for fixed-rate certificates of deposit are estimated using a discounted cash flow calculation that applies interest rates currently being offered in the market on certificates to a schedule of aggregated expected monthly maturities on time deposits.

Long-Term Debt (Carried at Cost)

Fair values of FHLB advances are estimated using discounted cash flow analysis, based on quoted prices for new FHLB advances with similar credit risk characteristics, terms and remaining maturity. These prices obtained from this active market represent a market value that is deemed to represent the transfer price if the liability were assumed by a third party.

Off-Balance Sheet Financial Instruments (Disclosed at Cost)

Fair values for the Company’s off-balance sheet financial instruments (lending commitments) are based on fees currently charged in the market to enter into similar agreements, taking into account the remaining terms of the agreements and the counterparties’ credit standing. At March 31, 2014 and December 31, 2013 such fees were not material.

SFSB, Inc.
Notes to Unaudited Consolidated Financial Statements

The carrying amounts and estimated fair values of the Company’s financial instruments at March 31, 2014 and December 31, 2013 were as follows:

	March 31, 2014
	Carrying Amount	Fair Value	Level 1	Level 2	Level 3
Financial assets:
Cash and cash equivalents	$30,080	$30,080	$30,080	$—	$—
Time deposits with banks	4,677	4,677	4,677	—	—
Mortgage-backed securities held-to-maturity	193	200	—	200	—
Federal Home Loan Bank of Atlanta stock	1,254	1,254	—	1,254	—
Loans held for sale	—	—	—	—	—
Loans receivable, net	87,867	92,188	—	—	92,188
Accrued interest receivable	339	339	—	339	—

Financial liabilities:
Deposits	110,468	111,460	—	111,460	—
Borrowings	25,000	23,904	—	23,904	—
Accrued interest payable	104	104	—	104	—

Off-balance sheet financial instruments	—	—	—	—	—

	December 31, 2013
	Carrying Amount	Fair Value	Level 1	Level 2	Level 3
Financial assets:
Cash and cash equivalents	$27,620	$27,620	$27,620	$—	$—
Time deposits with banks	5,923	5,923	5,923	—	—
Mortgage-backed securities held-to-maturity	203	211	—	211	—
Federal Home Loan Bank of Atlanta stock	1,320	1,320	—	1,320	—
Loans held for sale	—	—	—	—	—
Loans receivable, net	91,194	96,983	—	—	96,983
Accrued interest receivable	349	349	—	349	—

Financial liabilities:
Deposits	113,128	113,982	—	113,982	—
Borrowings	25,000	23,874	—	23,874	—
Accrued interest payable	190	190	—	190	—

Off-balance sheet financial instruments	—	—	—	—	—